Exhibit 10.46

AMENDMENT NO. 1 TO

PURCHASE AND SALE AGREEMENT

This Amendment No. 1 to Purchase and Sale Agreement (this “Amendment”) is dated as of April 11, 2006, by and among Avago Technologies Limited, a company organized under the laws of Singapore (“Seller Parent”), Avago Technologies Imaging Holding (Labuan) Corporation, a company organized under the laws of Labuan (“Seller”), Marvell Technology Group Ltd., a Bermuda corporation (“Purchaser Parent”), and Marvell International Technology Ltd., a Bermuda corporation (“Purchaser”) (each, a “Party” and collectively, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties have previously entered into a Purchase and Sale Agreement dated as of February 17, 2006 (the “Signing Date” and such Purchase and Sale Agreement being hereinafter referred to as the “Purchase Agreement”);

WHEREAS, the Purchase Agreement provides that the parties thereto may amend such agreement at any time by written agreement of each party thereto;

WHEREAS, capitalized terms not defined in this Amendment have the respective meanings ascribed to such terms in the Purchase Agreement;

WHEREAS, Section 8.1 of the Purchase Agreement provides that the Closing shall take place on the second Business Day immediately following the satisfaction or, to the extent permitted, waiver of all of the conditions in Article VII (other than those conditions which by their nature are to be satisfied or, to the extent permitted, waived at the Closing but subject to the satisfaction or, to the extent permitted, waiver of such conditions), or at such other time, date and place as shall be fixed by the mutual agreement of the Parties; and

WHEREAS, the Parties desire that the Closing occur on May 1, 2006, or as soon thereafter as reasonably practicable.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.1    Section 7.1(b)

Section 7.1(b) of the Purchase Agreement is hereby amended and restated in its entirety to read “Reserved.”

1.2    Section 7.3(a)

Section 7.3(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Accuracy of Representations and Warranties of Seller and the Other Sellers. The representations and warranties of Seller Parent, Seller and the Other Sellers contained in this Agreement and the other Transaction Documents (i) that are qualified as to “Seller Material Adverse Effect” shall be true and correct on the date of this Agreement and on the Closing Date as though made on the Closing Date (except (y) to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date and (z) for those representations and warranties set forth in Sections 4.5 through 4.8, Sections 4.10 through 4.23 and Section 4.26, which shall be true and correct on the date of this Agreement and on April 4, 2006 as though made on April 4, 2006); and (ii) that are not qualified as to “Seller Material Adverse Effect” shall be true and correct on the date of this Agreement and on the Closing Date as though made on the Closing Date (except (y) to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date and (z) for those representations and warranties set forth in Sections 4.5 through 4.8, Sections 4.10 through 4.23 and Section 4.26, which shall be true and correct on the date of this Agreement and on April 4, 2006 as though made on April 4, 2006), except for such failures to be true and correct which would not, individually or in the aggregate, have a Seller Material Adverse Effect; and Purchaser shall have received a certificate signed by an authorized officer of Seller Parent, Seller and the Other Sellers to such effect.”

1.3    Covenants

Purchaser hereby agrees, including for purposes of the last sentence of Section 4.27 of the Purchase Agreement, that, to Purchaser’s Knowledge, Seller, Parent Seller and the Other Sellers have been in material compliance through April 4, 2006 with the covenants contained in the Purchase Agreement. Accordingly, notwithstanding Section 4.27 of the Purchase Agreement, Purchaser shall not be entitled to assert a failure of the Closing condition contained in Section 7.3(b) of the Purchase Agreement to the extent Purchaser had Knowledge of Seller’s, Parent Seller’s or the Other Sellers’ failure to be in material compliance through April 4, 2006 with any covenant contained in the Purchase Agreement.

1.4    Section 7.3(e)

Section 7.3(e) of the Purchase Agreement is hereby amended and restated in its entirety to read “Reserved.”

1.5    Section 7.3(f)

Section 7.3(f) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“No Seller Material Adverse Effect. Between the date of this Agreement and April 4, 2006, there shall have been no event, condition, change or development, worsening of any existing event, condition, change or development (except as relates to Excluded Assets, the failure to transfer to Purchaser the Excluded Assets or any failure to obtain a consent with respect to CAD Licenses to the extent provided in Section 6.18 hereto) that, individually or in combination

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with any other event, condition, change, development or worsening thereof, has had or would reasonably be expected to have a Seller Material Adverse Effect.”

1.6    Section 8.1

Section 8.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Unless this Agreement shall have been terminated pursuant to Article X hereof, the closing of the sale and transfer of the Purchased Assets and the other transactions hereunder (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 135 Commonwealth Drive, Menlo Park, CA 94025 at 7:00 a.m., local time, and in such other places as are necessary to effect the transactions to be consummated at the Closing, on May 1, 2006 (such date of the Closing being herein referred to as the “Closing Date”), subject to the satisfaction or, to the extent permitted, waiver of all of the conditions in Article VII (other than those conditions which by their nature are to be satisfied or, to the extent permitted, waived at the Closing but subject to the satisfaction or, to the extent permitted, waiver of such conditions), or if such satisfaction or waiver has not occurred, the second Business Day immediately following such satisfaction or, to the extent permitted, waiver. The effective time (“Effective Time”) of the Closing for tax, operational and all other matters shall be deemed to be 12:01 a.m., local time in each jurisdiction in which the Business is conducted, on the Closing Date. No later than April 24, 2006 (the “Notice Delivery Date”), each party shall deliver to the other a written notice (a “Closing Notice”) identifying any circumstances of which it has Knowledge that would reasonably be expected to cause any of the conditions in Article VII to not be satisfied as of the Notice Delivery Date (other than those conditions which by their nature are to be satisfied at the Closing) (it being understood that a party shall not be entitled to refuse to consummate the transactions contemplated by this Agreement for failure of any condition in Article VII to be satisfied to the extent such refusal is based on any circumstance of which such party had Knowledge on the Notice Delivery Date if such circumstance would reasonably have been expected to cause any of the conditions in Article VII to not be satisfied as of the Notice Delivery Date (other than those conditions which by their nature are to be satisfied at the Closing) and if such party did not describe such circumstance in reasonable detail in such party’s Closing Notice).”

1.7    Section 10.1(b)

Section 10.1(b) of the Purchase Agreement is hereby amended by substituting “May 31, 2006” for “April 18, 2006.”

1.8    Section 4.5(b)

Clause (iv) of the first sentence of Section 4.5(b) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

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“(iv) a subleasehold interest pursuant to the form of sublease attached hereto as Exhibit J (the “Sublease”) in certain real property located at 4238 SW Research Way, Corvallis, OR 97333 pursuant to that certain Lease Agreement dated April 21, 2000 by and between Owyhee River LLC, as landlord, and Angel, as predecessor in interest to U.S. R&D, as tenant (the “Corvallis Lease”).”

1.9    Elective FTO; Malaysia Pay In Lieu of Notice; China Severance

(a)    Notwithstanding the provisions of Section 6.6(g) of the Purchase Agreement, to the extent Seller pays (whether by way of direct payment, reimbursement, adjustment to working capital or otherwise) Angel (in an amount not to exceed $250,000) or, at the direction of Purchaser, any Transferred Employee the amount of any accrued but unused vacation time (including flexible time off and sick leave, the “FTO Liabilities”) for Transferred Employees in Malaysia, California or elsewhere, as to which indemnification by the Purchaser is not required under Section 6.6(g) of the Purchase Agreement, together with any employment taxes payable to a Governmental Authority by Seller or Angel that are related thereto (the “Employment Taxes”), then Purchaser shall reimburse Seller the amount of such FTO Liabilities and Employment Taxes in cash within thirty (30) days of Purchaser’s receipt of Seller’s written notice of the payment thereof.

(b)    Notwithstanding anything in the Purchase Agreement to the contrary, Purchaser agrees to indemnify, defend and hold harmless each Seller Indemnified Party from and against, and shall compensate and reimburse each Seller Indemnified Party for, all Losses imposed upon or incurred by such Seller Indemnified Party with respect to any claims for pay in lieu of notice (whether based on a contractual claim or applicable Law) made by or on behalf of any Transferred Employee in Malaysia that arise out of the termination of such Transferred Employee in connection with the transactions contemplated by the Purchase Agreement.

(c)    Notwithstanding anything in the Purchase Agreement to the contrary, Purchaser agrees to indemnify, defend and hold harmless each Seller Indemnified Party from and against, and shall compensate and reimburse each Seller Indemnified Party for, one-half of all Losses imposed upon or incurred by such Seller Indemnified Party with respect to any claims that may arise as a result of, or are in any way related to, the termination of the employment relationship between the Business Employees in the People’s Republic of China and Seller, including, but not limited to, any claims for severance, claims for wrongful termination, or claims for insufficient notice or payment in lieu of notice, but only to the extent such Losses do not arise from the gross negligence or willful misconduct of such Seller Indemnified Party. Seller Parent, Seller and the Other Sellers represent and warrant to Purchaser that, to Seller’s knowledge, neither Seller nor any Seller Party has any Liabilities relating to or arising out of the termination of the employment relationship between the Business Employees in the People’s Republic of China and Seller.

1.10    New Exhibit J

The Purchase Agreement is hereby amended by adding as Exhibit J thereto the form of Sublease attached hereto as Attachment 1.

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1.11    Delayed Closing; Transition Issues

(a)    The Parties acknowledge and agree that notwithstanding the provisions of the Purchase Agreement, including without limitation Sections 2.1, 6.6 and 6.7, the consummation of the transfer and conveyance to Purchaser’s Affiliate in Malaysia of the Purchased Assets located in Malaysia and the employment by Purchaser or one or more of its Affiliates of Transferred Employees in Penang, Malaysia (such consummation, the “Delayed Closing”) will not occur on the Closing Date and will instead be consummated as soon as practicable thereafter and no later than the six-month anniversary of the Closing Date, and no breach or default of the Purchase Agreement will be deemed to have occurred as a result of not transferring such assets or employing such Transferred Employees at the Closing. The Parties will enter into, or will cause their respective applicable Subsidiaries to enter into, on or prior to the Closing, the following agreements on terms and conditions mutually acceptable to each of the Parties, in addition to such other agreements or other instruments as the parties may agree: (i) an amendment to the Master Separation Agreement providing for the provision of services by Seller Parent’s Subsidiaries to Purchaser in Penang, Malaysia (such services (y) to include, without limitation, the sorting, assembly and testing of all semiconductor wafers supplied by Purchaser and drop shipping to Purchaser’s customers or warehouse, and the dedication of the Business Employees in Malaysia as set forth in such amendment, and (z) to be billed monthly in advance at Seller’s fully loaded cost, without proration of fixed costs for either (1) the provision of services for less than a full month or (2) for a reduction in the usage of services by Purchaser compared to the usage set forth in Annex A to the Master Separation Agreement, as in effect on the Closing Date); and (ii) with respect to the Purchased Assets in Malaysia, Local Asset Transfer Agreements providing for the transfer of the Purchased Assets in Malaysia (it being understood that the transfer of such assets may take place in stages, and that the Parties will enter into one or more Local Asset Transfer Agreements, as required by local law, to effectuate the transfer of title in such Purchased Assets on the schedule to be mutually agreed upon by the Parties, but in any event no later than the six-month anniversary of the Closing Date). To the extent permitted by Law and to the extent not recovered by Seller or one of its Affiliates under the Master Separation Agreement, as such agreement may be amended from time to time, or any Separation Agreements entered into in connection therewith, Purchaser (a) shall assume the Assumed Liabilities with respect to Malaysia as of the Closing Date, and (b) to the extent any such Assumed Liabilities are not assumed as of such Closing Date, shall indemnify each Seller Indemnified Party with respect thereto pursuant to Section 9.1(b)(iii) of the Purchase Agreement. After the Closing, there will be no conditions to closing with respect to the Delayed Closing.

(b)    The Parties further acknowledge and agree that, notwithstanding the provisions of the Purchase Agreement, including without limitation Section 2.3(b), Seller Parent shall cause its Subsidiaries to provide reasonable access to their respective facilities to Purchaser and its Affiliates for purposes of ensuring that the transfer of the Purchased Assets can be accomplished as expeditiously as possible and without unreasonable disruption to the operation of the Business from and after the Closing.

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In connection therewith:

(i) with respect to the Shanghai facility, the Parties shall cooperate with one another to have executed as soon as possible by the landlord under the China Lease and by the Chinese Affiliate of Purchaser a new lease identical to the China Lease (but for the term thereof, which shall be solely for the remaining term of the China Lease) in order to permit such Affiliate to obtain the Consent of the relevant Governmental Authority to operate a branch office for the Business on the premises covered by the China Lease;

(ii) with respect to the Boise facility, Seller shall cause U.S. R&D to promptly execute the Fourth Amendment to the Boise Lease in the form attached hereto as Attachment 2 (the “Fourth Amendment”) and shall cause U.S. R&D to use commercially reasonable efforts to cause Owyhee River LLC (the “Boise Lessor”) to promptly execute the Fourth Amendment. In connection with the execution of the Fourth Amendment, (y) Seller shall cause U.S. R&D to use commercially reasonable efforts to cause the Boise Lessor to undertake and diligently prosecute to completion the capital improvements as contemplated by the Fourth Amendment to be made to the Boise facility (the “Capital Improvements”), and (z) Purchaser Parent and Purchaser confirm they have reviewed, consented to and approved U.S. R&D’s execution of the Fourth Amendment and that all expenses Seller or any Seller Subsidiaries incur in connection with the Capital Improvements to the extent that such expenses are not reimbursed as a component of the Suite 125 Work (as defined in the Fourth Amendment) covered by the Tenant Allowance (as defined in the Fourth Amendment) from the date hereof through the Closing shall be for the account of the Purchaser and shall be reimbursed to Seller on the Closing Date (or, to the extent such expenses have not been invoiced as of the Closing Date, no later than 30 days after the receipt by Purchaser of such invoice);

(iii) with respect to the Corvallis facility, the Parties shall enter into a letter agreement in the form attached here to as Attachment 3 which provides for certain rights and obligations with regard to the installation of certain information technology equipment as more particularly set forth therein (it being understood that: (x) no failure of either Party to perform its obligations thereunder shall give rise to a right of the other Party to delay the Closing; (y) Purchaser Parent hereby indemnifies, defends and holds harmless each Seller Indemnified Party from and against, and shall compensate and reimburse each Seller Indemnified Party for, all Losses imposed upon or incurred by such Seller Indemnified Party as a result of any claim arising from or otherwise related to the performance by Purchaser and its Affiliates of their respective obligations under such letter agreement; and (z) no work contemplated by such letter agreement may be commenced without the lessor’s prior written consent, if required (which U.S. R&D shall use commercially reasonable efforts to obtain as promptly as practicable));

(iv) with respect to each of the Boise facility and the Corvallis facility, Seller shall, and shall cause the Seller Subsidiaries to, permit Purchaser or its agents access to the Boise facility and the Corvallis facility from the date hereof to the Closing Date for the purposes of connecting Purchaser’s networks and systems to the existing cabling and wiring; and

(v) Purchaser Parent hereby indemnifies, defends and holds harmless each Seller Indemnified Party from and against, and shall compensate and reimburse each Seller Indemnified Party for, all Losses imposed upon or incurred by such Seller Indemnified Party as a result of any claim arising from or otherwise related to the access to the facilities of Seller Parent and its Subsidiaries afforded to Purchaser and its Affiliates under this clause Section 1.11(b).

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1.12    HP License Agreement

At the Closing, Purchaser Parent shall execute and deliver to Seller Parent the license agreement attached hereto as Attachment 4 and shall pay to Seller Parent $2,750,000, which amount Seller Parent shall promptly remit to The Hewlett-Packard Company.

1.13    Insurance Proceeds

From and after April 4, 2006, upon acquiring knowledge of any damage (other than immaterial damage), destruction or loss to, or condemnation of, any material Purchased Asset or any facility located at the Assigned Real Property or the Subleased Real Property, Seller agrees, or shall cause its Affiliates, to (a) promptly notify Purchaser, (b) make all available claims against insurance policies covering such Purchased Asset or facility (the “Pre-Closing Insurance Claims”) and (c) consult with Purchaser as to the application of any and all insurance proceeds with respect thereto to repair, replace or restore such Purchased Asset or facility. Any and all proceeds received by Seller Parent, Seller or any Seller Party in connection with the Pre-Closing Insurance Claims (other than such proceeds used to replace the damaged or destroyed Purchased Assets or facilities in accordance with clause (c) of the immediately preceding sentence) shall be Purchased Assets, notwithstanding anything to the contrary contained in Exhibit F to the Purchase Agreement.

1.14    Miscellaneous

(a)    Except as specifically provided for in this Amendment, the terms of the Purchase Agreement shall be unmodified and shall remain in full force and effect.

(b)    This Amendment may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Amendment.

(c)    This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither this Amendment nor any rights or obligations hereunder shall be assigned or delegated by either Party; provided, however, Purchaser may assign any or all of its rights and obligations under this Amendment to any wholly-owned (other than director qualifying shares) direct or indirect Subsidiary of Purchaser (provided that no such assignment shall release Purchaser from any obligation under this Amendment) or to a lender of Purchaser as collateral for bona fide indebtedness for money borrowed in connection with a merger, consolidation, conversion or sale of assets of Purchaser. This Amendment is not intended to confer upon any person or entity other than the Parties and their permitted assigns any rights or remedies.

(d)    This Amendment may be amended only by a written instrument signed by each of the Parties. No provision of this Amendment may be extended or waived orally, but only by a written instrument signed by the Party against whom enforcement of such extension or waiver is sought. All notices and other communications provided for herein shall be dated and in writing.

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(e)    Any indemnification required under this Amendment shall be subject to Sections 9.3 and 9.4 of the Purchase Agreement.

(f)    This Amendment and all claims arising out of this Amendment shall be governed by, and construed in accordance with, the Laws of the State of California, without regard to any conflicts of law principles that would result in the application of any law other than the law of the State of California.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to Purchase and Sale Agreement to be duly executed as of the date first above written.

AVAGO TECHNOLOGIES LIMITED

By:	/s/ James H. Greene
Name: James H. Greene, Jr.
Title: Director

AVAGO TECHNOLOGIES IMAGING HOLDING (LABUAN) CORPORATION

By:	/s/ Rex Jackson
Name: Rex Jackson
Title: Director

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Tom Crickett
Name: Tom Crickett
Title: Asst. General Manager

MARVELL INTERNATIONAL TECHNOLOGY LTD.

By:	/s/ Tom Crickett
Name: Tom Crickett
Title: Alternate Director

[SIGNATURE PAGE TO PSA AMENDMENT NO. 1]

ATTACHMENT 1

EXHIBIT J

FORM OF SUBLEASE

(see attached)

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SUBLEASE

THIS SUBLEASE (“Sublease”) is entered into as of                     , 2006, by and between AVAGO TECHNOLOGIES SENSOR (U.S.A.) INC., a Delaware corporation (“Sublessor”), and MARVELL SEMICONDUCTOR, INC., a California corporation (“Sublessee”). Sublessor and Sublessee hereby agree as follows:

1.    Recitals: This Sublease is made with reference to the fact that Owyhee River LLC, and Oregon limited liability company (“Master Lessor”), as landlord, and Agilent Technologies, Inc., a Delaware corporation (“Agilent”), as tenant, entered into that certain Lease Agreement dated May 5, 2000 (together with a First Amendment to Lease dated November 29, 2001 and a Certificate of Execution Date dated June 7, 2000 between said parties, the “Master Lease”) whereby Master Lessor leased to Agilent that certain office building that is deemed to contain approximately 60,300 rentable square feet of space located at 4238 SW Research Way, Corvallis, Oregon (“Master Premises”). The right, title and interest of Agilent, as tenant, under the Master Lease was assigned to and assumed by Avago Technologies Imaging (U.S.A.) Inc. (“Avago”) pursuant to the terms of that certain Assignment Agreement dated as of December 1, 2005 between Agilent, as assignor, and Avago, as assignee and further assigned by Avago to Sublessor by a certain Assignment Agreement dated as of even date herewith between Avago and Sublessor . A copy of the Master Lease is attached hereto as Exhibit “A” and incorporated by reference herein.

2.    Subpremises: Pursuant to the terms and conditions of this Sublease, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, portions of the Master Premises, generally comprising the 2nd floor of the building known as 4238 SW Research Way, Corvallis, Oregon (the “Building”), which portions are outlined in the diagram attached hereto as Exhibit “B” and incorporated by reference herein, and are deemed to contain a total of 30,150 rentable square feet of space (the “Subpremises”). (The portion of the Master Premises not constituting the Subpremises is herein referred to as the “Avago Premises”.)

3.    Term: The term of this Sublease (“Subterm”) shall commence on the latest to occur of (the “Commencement Date”) (i) the Closing Date as defined in that certain Purchase and Sale Agreement dated as of February 17, 2006 by and among Avago Technologies Limited, Avago Technologies Imaging Holding (Labuan Corporation), and certain Other Sellers named therein and Marvell Technology Group Ltd. and Marvell International Technology Ltd. (ii) the date on which Sublessor has received the Master Lessor’s written consent to this Sublease pursuant to Section 13(f) hereof, and shall end on May 30, 2009 (“Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms. Once the Commencement Date has been established, Sublessor and Sublessee shall execute a commencement date memorandum setting forth the Commencement Date; provided, however, that the failure to execute such a memorandum shall not affect Sublessee’s liability hereunder. The parties acknowledge that Sublessee has no option to extend the Subterm of this Sublease.

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4.    Rent:

A.     Monthly Base Rent. Commencing on the Commencement Date and continuing throughout the Subterm, Sublessee shall pay monthly base rent (“Monthly Base Subrent”) to Sublessor as follows:

Time Period	Monthly Base Subrent
Commencement Date – Expiration Date	$45,000.00

As used herein, the word “month” shall mean a period beginning on the first (1st) day of a calendar month and ending on the last day of that calendar month. Monthly Base Subrent shall be paid on or before the first (1st) day of each calendar month during the Subterm. Monthly Base Subrent for any period during the Subterm which is for less than one month of the Subterm shall be a pro rata portion of the monthly installment based on the actual number of days in such month. Monthly Base Subrent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Monthly Base Subrent, Additional Subrent and any other sums payable to Sublessor hereunder shall be paid directly to Sublessor at 350 W. Trimble Road, Mail Stop 90MG, San Jose, California 95131, Attention: US Workplace Services Manager, or such other address as may be designated in writing by Sublessor.

B.    Additional Rent. All monies other than Monthly Base Subrent required to be paid by Sublessee under this Sublease, including, without limitation, (i) fifty percent (50%) of Operating Expenses (as defined in Section 3.2 of the Master Lease) actually due and payable by Sublessor under Section 3.2 of the Master Lease, and (ii) fifty percent (50%) of utility charges with respect to utilities serving the Master Premises (including the Subpremises), and (iii) fifty percent (50%) of any building/premises-related maintenance expenses (not otherwise included in Operating Expenses) incurred by Sublessor pursuant to the Master Lease to the extent such expenses are incurred with respect to the Subpremises as well as the balance of the Master Premises (e.g. building maintenance contract, fire alarm system maintenance contract if continued under one contract serving the entire building, and the like), and (iv) fifty percent (50%) (unless otherwise specified) of the costs incurred by Sublessor for the Shared Services described in Section 5 hereof (but shall not be deemed to include rent payable under the Master Lease with respect to any such portions of the Avago Premises) shall be deemed additional rent (“Additional Subrent”) and shall be payable within fifteen (15) days after receiving an invoice from Sublessor. Sublessee and Sublessor agree, as a material part of the consideration given by Sublessee to Sublessor for this Sublease, that Sublessee shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with the Subpremises under the Master Lease with respect to the Subterm, such that Sublessor shall receive, as net consideration for this Sublease, full reimbursement thereof. Monthly Base Subrent and Additional Rent hereinafter collectively shall be referred to as “Subrent”.

Sublessor shall, promptly upon receipt, deliver to Sublessee copies of all communications pertaining to the Subpremises received by Sublessor from the Master Lessor, including without limitation all notices and backup detail of Operating Expenses and any other

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charges, it being understood, however, that in no event will Sublessor be deemed in default of this Sublease if it inadvertently fails to provide such communications.

5.    Shared Services. So long as Sublessor continues to utilize such equipment, occupies and conducts business in the Avago Premises or procures such services (collectively the “Shared Services”), as applicable, and Sublessee is not in Default hereof, subject to Sublessee’s reimbursement of Sublessor as provided herein as Additional Rent, Sublessor shall provide the following Shared Services to Sublessee during the Subterm:

(a)    Use of the existing UPS and site generator located in the Avago Premises to feed backup power to Subtenant’s Main Distribution Frame (“MDF”) which shall house Subtenant’s network equipment, Server and Security Rooms (but no other areas or equipment); the site generator will also provide backup power to the air-conditioning units for Subtenant’s Server Room. Additional Rent with respect to this Shared Service shall also include fifty percent (50%) of the cost of maintenance of uninterrupted power supplies;

(b)    Use of the common building areas which include all of the restrooms on both floors of the Building, the stairwells, elevator, and the lobby and Demarcation/Intermediate Distribution Frame room on the first floor of the Building; and

(c)    Use of the following portions of the Avago Premises: (i) Williamette A&B (for Sublessee special functions only with first priority given to Sublessor), Cafeteria and Break Area, Health Room, Bike Storage Room, Shower rooms, Small shipping / receiving area behind lobby desk.

6.    Late Charge: If Sublessee fails to pay Sublessor any amount due hereunder within three (3) days after amount is due, Sublessee shall pay to Sublessor upon demand a late charge equal to ten percent (10%) of the delinquent amount. The parties agree that the foregoing late charge represents a reasonable estimate of the cost and expense that Sublessor will incur in processing each delinquent payment. Sublessor’s acceptance of any interest or late charge shall not waive Sublessee’s default in failing to pay the delinquent amount.

7.    Repairs: Sublessor shall deliver the Subpremises to Sublessee in it current “as-is” condition, subject to Section 13B. hereof. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subpremises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including, without limitation, the Americans With Disabilities Act of 1990 (“ADA”)). Sublessee shall look solely to Master Lessor for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease, and if Master Lessor fails to perform any such repairs within twenty (20) days after Master Lessor has been requested to do so by Sublessee, then Sublessee shall promptly notify Sublessor of Master Lessor’s failure to perform and shall have the rights under Section 25.A.(iii) hereof.

8.    Indemnity; Limitation of Liability: To the fullest extent permitted by law, Sublessee shall indemnify, protect, defend (with counsel reasonably acceptable to Sublessor) and hold harmless Sublessor from and against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys’ and experts’ fees), caused

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by or arising in connection with: (i) the use, occupancy or condition of the Subpremises or the Shared Services; (ii) a breach of Sublessee’s obligations under the Master Lease (as incorporated herein); (iii) a breach of Sublessee’s obligations under this Sublease; or (iv) the negligence or willful misconduct of Sublessee or its employees, contractors, agents or invitees; provided, however, that the foregoing indemnification shall not apply to the extent any such claim, liability, judgment, cause of action, damage, cost or expense arises from the negligence or willful misconduct of Sublessor or its employees, contractors, agents or invitees.

To the fullest extent permitted by law, Sublessor shall indemnify, protect, defend (with counsel reasonably acceptable to Sublessee) and hold harmless Sublessee from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys’ fees and experts’ fees) of Sublessee, directly and proximately caused by Sublessor’s Default (as defined in the Master Lease) under the Master Lease which results in the termination of the Master Lease; provided however, and notwithstanding anything to the contrary contained in this Sublease, in no event shall Sublessor be liable for any consequential damages incurred by Sublessee (e.g., any injury to the business of the applicable party or loss of income or profit therefrom) in connection with this Sublease, the Subpremises, the Shared Services, the Master Premises, the Master Lease or any Default of Sublessor thereunder.

The foregoing indemnifications shall survive the expiration or earlier termination of this Sublease.

9.    Right to Cure Defaults: If Sublessee fails to pay any sum of money to Sublessor when due, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all costs and expenses of performing any such act, shall be deemed Additional Subrent payable by Sublessee to Sublessor upon demand. In addition, Sublessee shall pay to Sublessor interest on all amounts due, at that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) two percent (2%) over the per annum rate of interest announced from time to time by Bank of America, San Francisco Main Branch, as its “Reference Rate,” or (ii) the maximum interest rate permitted by law (the “Interest Rate”), from the due date to and including the date of the payment, from the date of the expenditure until repaid.

10.    Assignment and Subletting: Sublessee may not assign this Sublease, sublet the Subpremises, transfer any interest of Sublessee therein or permit any use of the Subpremises by another party (collectively, “Transfer”), without the prior written consent of Sublessor (which consent shall not be unreasonably withheld) and Master Lessor, and otherwise in strict accordance with the terms of the Master Lease as incorporated herein. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer without such consent shall be void and, at the option of Sublessor, shall terminate this Sublease. Sublessor’s waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides. Notwithstanding anything to the contrary contained in the Master Lease (as incorporated herein) or this Sublease, Sublessee shall pay to Sublessor fifty percent (50%) of all rent and other consideration received by Sublessee in connection with any assignment of the Sublease or sublease of the Subpremises in excess of the Subrent allocated to the space sublet or assigned, after deducting any brokerage commissions and reasonable

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attorneys fees and other reasonable out-of-pocket third party expenses incurred by Sublessee in connection with the Transfer.

11.    Use: Sublessee may use the Subpremises only for general office use and for no other purpose except as specifically permitted under Section 1.24 of the Master Lease. With respect to Hazardous Materials, Sublessee shall not engage in or permit any activities in or about the Subpremises which involve the use or presence of Hazardous Materials except in compliance with the Master Lease. Sublessee shall not do or permit anything to be done in or about the Subpremises that would (i) injure the Master Premises or the Subpremises, (ii) vibrate, shake, overload, or impair the efficient operation of the Master Premises or the sprinkler systems, heating, ventilating or air conditioning equipment, or utilities systems located therein, (iii) increase the existing rates for or cause cancellation of any fire, casualty, liability or other insurance policy insuring the Subpremises or Master Premises, (iv) obstruct or interfere with the rights of other users of the Subpremises or Master Premises, (v) constitute the commission of waste or the maintenance of a nuisance on the Subpremises or Master Premises, (vi) involve the use, sale, or consumption of alcoholic beverages on the Subpremises or Master Premises; or (vii) constitute an alteration of the Subpremises or Master Premises, except in compliance with the Master Lease. Sublessee shall not store any materials, supplies, finished or unfinished products, or articles of any nature outside of the Subpremises. Sublessee shall comply with all rules and regulations promulgated from time to time by Master Lessor with respect to Sublessor’s use of the Subpremises. As used in this Sublease, the term “Hazardous Materials” shall mean any materials or substances that are now or hereafter prohibited or regulated by any statute, law, rule, regulation or ordinance or that are now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

12.    Effect of Conveyance: As used in this Sublease, the term “Sublessor” means the holder of the tenant’s interest under the Master Lease. Sublessor shall not transfer said tenant’s interest without the prior written consent (not to be unreasonably withheld) of Sublessee; provided, that, such consent shall not be required if Sublessee and Master Lessor have entered into the agreements contemplated by Section 13.F.(ii) and (iii) hereof. Any purported transfer (whether by assignment, sublease or operation of law) without complying with the prior sentence of this Section 12 shall be void. In the event of any transfer of said tenant’s interest in compliance with the Master Lease and this Section 12, and following a written assumption by the transferee of such interest of this Sublease and all covenants and obligations of Sublessor hereunder, then, Sublessor shall be relieved of such, and it shall be deemed and construed, without further agreement between the parties, that the transferee shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder.

13.    Subleasing Covenants:

A.    Acceptance. Except as set forth in Section 13.B. hereof, the parties acknowledge and agree that Sublessee is subleasing the Subpremises on an “AS IS” basis and Sublessor has made no representations or warranties of any kind with respect to the condition of the Subpremises; provided, however, the Subpremises shall be delivered to Sublessee in “broom clean” condition.

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B.    Representations and Warranties. Sublessor hereby represents and warrants to Sublessee as follows:

(i)    To the actual knowledge of Sublessor, the Subpremises and all mechanical, electrical, HVAC, plumbing, fire, safety and other systems servicing the Subpremises are in such condition, working order and repair as is sufficient to enable the Sublessee to conduct its business at the Subpremises.

(ii)    Sublessor is not in default under the Master Lease, and has not received any notices of any violation or termination of any of the Master Lease. To the actual knowledge of Sublessor, the Master Lessor is not in default under the Master Lease.

C.    Benefits of Master Lease. To the extent that they apply to the Subpremises, Sublessee shall have all of the rights, privileges and benefits granted to or conferred upon Sublessor as tenant under the Master Lease.

D.    Additional Services. To the extent Sublessee requires services beyond those provided for in this Sublease, Sublessee shall contract directly with and pay Master Lessor for such services to the extent such services are provided by Master Lessor under the Master Lease. Such services may include, but are not limited to, additional cleaning, after-hours heating, ventilation and air-conditioning. If the Master Lessor refuses to deal directly with the Sublessee about such services, then the Sublessor shall act as intermediary in such communications.

E.    Preservation of Master Lease. Sublessor shall, with respect to all periods within the Subterm: (a) take all reasonable actions within its control to preserve the Master Lease and keep the Master Lease in full force and effect as it relates to the Subpremises; (b) timely perform all obligations under the Master Lease, including without limitation timely payment of all amounts due thereunder; (c) not agree to any amendment to the Master Lease that would adversely affect the Sublessee, including increasing any rent under or other charge under the Master Lease, without the written consent of Sublessee (not to be unreasonably withheld); and (d) not exercise any right to terminate the Master Lease.

F.    Consent to Sublease. Prior to the effectiveness of this Sublease, Sublessor may obtain any necessary consent to this Sublease from the Master Sublessor. If Master Lessor formally and unconditionally refuses to grant consent to this Sublease, then either party can immediately terminate this Sublease upon written notice to the other party, Sublessor shall request the following from Master Sublessor in connection with such consent (but Master Lessor’s agreement to these provisions is not a condition to the commencement of this Sublease): (i) to execute and deliver a recognition agreement mutually acceptable to Master Lessor and Sublessee containing, among other things, a non-disturbance and attornment agreement in the event that the Master Lease should terminate for any reason and (ii) consent to signage as contemplated in Section 26 hereof.

G.    Common Area Parking. The Sublessor shall share all rights of Sublessor to all common areas and services, and a pro-rata (according to square footage) share of the parking spaces and other rights allotted to Sublessor under the Master Lease.

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14.    Improvements: Sublessor shall not be required to construct any improvements to the Subpremises or provide a tenant improvement allowance to Sublessee.

15.    Sublessee Alterations: Sublessee shall make no alterations or improvements to the Subpremises without the prior written consent of Master Lessor and Sublessor (which consent by Sublessor shall not be unreasonably withheld so long as Master Lessor has issued Master Lessor’s consent to such improvements), and then in accordance with the Master Lease.

16.    Default: Sublessee shall be in material default of its obligations under this Sublease if Sublessee is responsible for the occurrence of any “Default” as provided in Section 13 of the Master Lease (as incorporated herein).

17.    Remedies. In the event of any default (beyond applicable cure periods) by Sublessee under this Sublease (including, without limitation, a mature default under the Master Lease (as incorporated herein), Sublessor shall have all rights pursuant to the Master Lease (as incorporated herein) and all remedies provided by applicable law. Sublessor may resort to its remedies cumulatively or in the alternative.

18.    Surrender: Prior to Expiration Date or earlier termination of this Sublease, Sublessee shall remove all of its trade fixtures and other property and improvements if and to the extent required under this Sublease and shall surrender the Subpremises to Sublessor in good condition, free of Hazardous Materials, reasonable wear and tear excepted and in the condition delivered to Sublessee (i.e. Sublessee shall be solely responsible at its sole cost and expense for compliance with the Lease and the requirements of the Landlord with respect to the removal of any improvements made to the Subpremises by or on behalf of Sublessee or by Sublessor in order to segregate the functioning of the Subpremises from the balance of the Master Premises). If the Subpremises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subpremises to the required condition, plus interest thereon at the Interest Rate. Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect and hold harmless Sublessor against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including attorneys’ and experts’ fees) resulting from Sublessee’s delay in surrendering the Subpremises in the condition required, including, without limitation, any claim made by Sublessor or any succeeding tenant founded on or resulting from such failure to surrender. The indemnification set forth in this Section shall survive the expiration or earlier termination of this Sublease.

19.    Estoppel Certificates: Within seven (7) days after demand by Sublessor or Master Lessor, Sublessee shall execute and deliver to Sublessor an estoppel certificate to Sublessor in connection with the Sublease in the form required pursuant to Section 17.7 of the Master Lease. Within seven (7) business days after demand by Sublessee, Sublessor shall execute and deliver to Sublessee estoppel certificates to Sublessee in connection with the Sublease and Master Lease in the form required pursuant to Section 17.7 of the Master Lease.

20.    Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, lenders, agents or salesmen in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees, or other compensation made by any agent, broker, salesman or finder other then as a consequence of said party’s actions or dealings with such agent, broker, salesman, or finder.

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21.    Notices: Unless five (5) days’ prior written notice is given in the manner set forth in this Section 21, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. The address for Master Lessor shall be as set forth in the Master Lease. All notices, demands, or communications in connection with this Sublease shall be considered received when (i) personally delivered; or (ii) if properly addressed and either sent by nationally recognized overnight courier or deposited in the mail (registered or certified, return receipt requested, and postage prepaid), on the date shown on the return receipt for acceptance or rejection. All notices given to the Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease to all parties hereto at the address set forth below their signatures at the end of this Sublease.

22.    Severability: If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

23.    Amendment: This Sublease may not be amended except by the written agreement of all parties hereto.

24.    Insurance; Waiver: Sublessee shall procure and maintain all insurance policies required by the tenant under the Master Lease with respect to the Subpremises. All such liability policies shall name Sublessor and Master Lessor as additional insureds. Notwithstanding anything to the contrary herein, Sublessor and Sublessee hereby release each other, and their respective agents, employees, subtenants, assignees and contractors, from all liability for damage to any property that is caused by or results from a risk which is actually insured against or which would normally be covered by “all risk” property insurance, without regard to the negligence or willful misconduct of the entity so released.

25.    Other Sublease Terms:

A.    Incorporation by Reference. Except as otherwise provided in this Sublease, the terms and provisions contained in the Master Lease are incorporated herein and made a part hereof as if set forth at length; provided, however, that:

(i)    Each reference in such incorporated sections to (a) “Lease” shall be deemed a reference to this “Sublease”, and (b) to “Premises” shall be deemed a reference to this “Subpremises” defined herein.

(ii)    Each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as expressly set forth herein.

(iii)    With respect to work, services, repairs, restoration, maintenance, insurance, condition of the Subpremises, compliance with laws or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligations of Sublessor shall be (a) to request the same in writing from Master Lessor, as and when requested to do so by Sublessee,

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(b) to use Sublessor’s reasonable efforts (provided Sublessee pays all costs incurred by Sublessor in connection therewith) to obtain Master Lessor’s performance and (c) to enforce Sublessor’s rights and remedies under the Master Lease (upon request of Sublessee, and at Sublessee’s expense), provided that under no circumstances shall Sublessor be obligated to file any claim or initiate any lawsuit in connection herewith.

(iv)    With respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation.

(v)    Sublessor shall have no liability to Sublessee with respect to (a) representations and warranties made by Master Lessor under the Master Lease, (b) any indemnification obligations of Master Lessor under the Master Lease, or other obligations or liabilities of Master Lessor under the Master Lease with respect to compliance with laws, condition of the Subpremises or Hazardous Materials, and (c) obligations under the Master Lease to repair, maintain, restore, or insure all or any portion of the Subpremises, regardless of whether the incorporation of one or more provisions of the Master Lease might otherwise operate to make Sublessor liable therefor; provided, however, that nothing in this paragraph shall diminish Sublessor’s obligations under Sections 25.A.(iii) and (vi) hereof.

(vi)    With respect to any approval or consent required to be obtained from the Master Lessor under the Master Lease, such approval or consent must be obtained from both Master Lessor and Sublessor. With respect to any approval or request of Master Lessor, Sublessor agrees to request the same in writing from Master Lessor, as and when requested to do so by Sublessee. Any approval of Sublessor may be withheld if the Master Lessor’s approval or consent is required and not obtained.

(vii)    Sublessee shall pay all consent and review fees in connection with this Sublease and any matters pertaining to the Subpremises as set forth in the Master Lease to Master Lessor.

(viii)    Sublessee shall not have the right to terminate this Sublease due to casualty or condemnation unless Sublessor has such right under the Master Lease, and as between Sublessor and Sublessee only, all insurance proceeds or condemnation awards with respect to the Subpremises received by Sublessor under the Master Lease shall be fairly apportioned between Sublessee and Sublessor.

(ix)    In any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor. Sublessor shall promptly deliver to Sublessee copies of all notices and documents given to Sublessor by the Master Lessor to the extent the same relate to the Subpremises, it being understood, however, that in no event will Sublessor be deemed in default of this Sublease if it inadvertently fails to provide any such notices and documents.

(x)    The following provisions of the Master Lease are expressly not incorporated herein by reference: Section 1.25, Section 1.35, Section 2.1, Section 2.2, Section 2.3, Section 2.4, Section 3.1, Section 4.3, Section 13.5, Section 14.2, Section 16.2, Section 17.9, Section 17.11, Section 17.13, Section 17.14, Section 17.17, Section 17.18, Exhibit B.

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(xi)    Notwithstanding the foregoing, all references to “Landlord” in the following provisions of the Master Lease shall mean Master Lessor not Sublessor: Section 1.5, Section 1.7, Section 1.15, Section 3.2.3, Section 3.2.4, Section 4.4.2, Section 6.1, Section 6.2, Section 7.1, Section 7.2, Section 7.3, Section 7.4, Section 8.2, Section 8.5, Section 10.1, first 2 sentences of Section 13.4, Section 17.1.

(xii)    Notwithstanding the foregoing, all references to “Landlord” in the following provisions of the Master Lease shall mean both Master Lessor and Sublessor: Section 17.15.

B.    Assumption of Obligations: This Sublease is and all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease applicable to the Subpremises to the extent incorporated herein, (ii) to perform all the obligations on the part of the “Tenant” to be performed with respect to the Subpremises under the terms of the Master Lease during the Subterm to the extent incorporated herein.

26.    Signage: Sublessee acknowledges that the Master Lease provides the tenant thereunder only the right to install one monument sign and one building mounted sign in connection with the Master Lease. Sublessor agrees to cooperate with Sublessee if Sublessee desires to seek the Master Lessor’s consent for additional exterior signage for Sublessee’s benefit or to permit Sublessor and Sublessee to equally share the use of each of the currently permitted signage areas. All matters relating to such signage shall be undertaken at Sublessee’s expense and subject to applicable laws and permit requirements.

27.    Access Control System. Sublessee may, subject to Master Lessor’s consent, and at its sole cost and expense, install, maintain, control and operate an electronic proximity cardreader control system, to regulate entry into the Subpremises. Sublessee shall furnish Master Lessor and Sublessor with any and all keys, access cards, access codes, and any other information or equipment necessary for Master Lessor and Sublessor to have full access to the Subpremises at all times, in accordance with Section 17.15 of the Master Lease.

28.    Miscellaneous: This Sublease shall in all respects be governed by and construed in accordance with the laws of the state in which the Subpremises are located. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired. This Sublease may not be amended except by the written agreement of all parties hereto. Time is of the essence with respect to the performance of every provision of this Sublease in which time of performance is a factor. Any executed copy of this Sublease shall be deemed an original for all purposes. This Sublease shall, subject to the provisions regarding assignment and subletting, apply to and bind the respective heirs, successors, executors, administrators and assigns of Sublessor and Sublessee. The language in all parts of this Sublease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Sublessor or Sublessee. The captions used in this Sublease

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are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When a party is required to do something by this Sublease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Whenever one party’s consent or approval is required to be given as a condition to the other party’s right to take any action pursuant to this Sublease, unless another standard is expressly set forth, such consent or approval shall not be unreasonably withheld or delayed. This Sublease may be executed in counterparts, all of which taken together as a whole, shall constitute one original document.

29.    Holdover: The parties hereby acknowledge that it is critical that Sublessee surrender the Subpremises to Sublessor no later than the Expiration Date in accordance with the terms of this Sublease. In the event that Sublessee does not surrender the Subpremises by the Expiration Date in accordance with Section 18 hereof, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all costs, loss and liability resulting from Sublessee’s delay in surrendering the Subpremises and pay Sublessor holdover rent. If Sublessee holds over in violation of this provision, in addition to the foregoing indemnification provision, and without same constituting Sublessor consent to same, Sublessee shall pay Sublessor 150% of the Monthly Base Subrent for any such period of holdover. The indemnification set forth in this Section shall survive the expiration or earlier termination of this Sublease.

[Signatures are on the next page]

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IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSOR:	SUBLESSEE:

AVAGO TECHNOLOGIES SENSOR (USA) INC., a Delaware corporation	MARVELL SEMICONDUCTOR, INC., a California corporation

By:	By:

Printed Name:	Printed Name:	George Hervey

Title:	Title:	Vice President & Chief Financial Officer

Address:	Address:

Avago Technologies 350 W. Trimble Road Mailstop 90 MG San Jose, CA 95131 Attn: Ted Kevranian, US Workplace Services Manager		5488 Marvell Lane, MS – 5.2589 Santa Clara, CA 95054 Attn: Chief Financial Officer

With a copy to:	With a copy to:

Rex Jackson, General Counsel Avago Technologies Limited 350 W. Trimble Road Mailstop 90 MG San Jose, CA 95131	Legal Department Attn: General Counsel Marvell Semiconductor, Inc. 5488 Marvell Lane, MS-2589 Santa Clara, CA 95054

S-1

EXHIBIT A

Master Lease

A-1

EXHIBIT B

Description of Subpremises

B-1

ATTACHMENT 2

BOISE LEASE 4TH AMENDMENT

(see attached)

FOURTH AMENDMENT TO OFFICE LEASE

This Fourth Amendment to Lease (“Fourth Amendment”), is made and entered into this     day of                     , 2006 (the “Effective Date”) by and between BRIGHTON INVESTMENTS, LLC, an Idaho limited liability company (“Owner”) and AVAGO TECHNOLOGIES IMAGING (U.S.A.); INC., a Delaware corporation (the “Tenant”) as successor in interest to Agilent Technologies, Inc., a Delaware corporation (“Original Tenant”).

RECITALS:

WHEREAS, Owner and Original Tenant entered into that certain Office Lease dated April 15, 2000 for the lease of approximately 10,598 Rentable Square Feet (“Original Premises”) located within the Columbia Building, 6074 N. Discovery Way, Boise, Idaho 83713 (“the Original Lease”).

WHEREAS, The Original Lease has been amended and supplemented as follows (collectively, “Amendments”):

(i)    a First Amendment to Office Lease dated February 12, 2001 (“First Amendment”) to add Suite No. 175 (“Suite 175”) to the Original Premises, increase the total Rentable Square Feet of the Premises to 15,135 square feet and increase Tenant’s Share (as defined in Section 1.24 of the Original Lease) to 71.83%;

(ii)    a Second Amendment to Office Lease dated June 1, 2004 (“Second Amendment”) to add Suite No. 150 (“Suite 150”) to the Premises on a month-to-month basis, increase the total Rentable Square Feet of the Premises to 17,480 square feet, and increase the Tenant’s Share to 82.96%; and

(iii)    a Third Amendment to Office Lease dated June 14, 2005 (“Third Amendment”) to add Suite No. 125 (“Suite 125”) to the Premises, and to terminate the month-to-month lease of Suite 150 upon completion of contemplated improvements to Suite 125. Upon the addition of Suite 125 and the termination of Suite 150, the total Rentable Square Feet of the Premises was increased to 18,725 square feet and Tenant’s Share was increased to 88.87%.

The Original Lease, as amended by the First Amendment, Second Amendment and Third Amendment, is referred to herein as the “Existing Lease”.

WHEREAS, the Original Tenant has assigned to Tenant, and Tenant has assumed, all obligations of the Original Tenant under the Lease.

WHEREAS, the improvements to Suite 125 as contemplated by the Third Amendment have not yet been performed.

WHEREAS, Landlord and Tenant desire to amend certain terms and conditions of the Existing Lease to provide that effective as of April 1, 2006, (i) as to Suite 150, the month-to-month term is terminated and Suite 150 is part of the Premises for all purposes of the Lease, and (ii) as to Suite 125, Suite 125 is a part of the Premises for all purposes of the Lease.

AGREEMENT:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Recitals, Defined Terms: The foregoing recitals are part of this Fourth Amendment, not mere recitals. Unless expressly provided to the contrary in this Fourth Amendment, the capitalized terms in this Fourth Amendment shall have the same meaning as such terms are defined in the Existing Lease.

2.    Existing Lease: The parties acknowledge that the Existing Lease is in full force and effect and covers the Premises described therein. Except as expressly provided in this Fourth Amendment, the terms, conditions and covenants of the Existing Lease shall remain unmodified and in full force and effect. As used hereafter, “Lease” shall mean the Existing Lease as amended by this Fourth Amendment.

3.    Commencement Date of this Fourth Amendment: The term “Final Commencement Date” shall mean April 1, 2006. All references to “Suite 125 Completion Date” in the Third Amendment shall be deemed to be April 1, 2006.

4.    Prior to Final Commencement Date. The Existing Lease shall remain in full force and effect, on the terms set forth therein, until the Final Commencement Date.

5.    Premises: Effective as of Final Commencement Date, the Premises shall consist of the entire Building, that is all Rentable Square Feet in the Building (including but not limited to Suite 125 and Suite 150), which is agreed to contain 21,070 Rentable Square Feet. The Premises are shown on Exhibit A attached and incorporated hereto. All references in the Existing Lease to the “Premises” shall mean the entire Building.

6.    Tenant’s Share: Effective as of the Final Commencement Date, Tenant’s Share shall be increased to one hundred per cent (100.00%).

7.    Term: Effective as of the Final Commencement Date, the Existing Lease is amended to provide that:

7.1.    the “Term” of the Lease shall commence on the Final Commencement Date (April 1, 2006), and terminate sixty (60) months thereafter (March 31, 2011).

7.2.    Section 2.3 of the Third Amendment is deleted in its entirety; and

7.3.    Section 2.5 of the Original Lease and Section 2.4 of the Third Amendment are hereby deleted in their entirety and replaced with the following:

“Landlord grants to Tenant the option to extend the Term (“Extended Term”) on all of the provisions contained in the Lease for one (1) additional term of sixty (60) months commencing upon the expiration of the Term (as extended by this Fourth Amendment). Tenant may exercise the Extended Term by giving written notice to Landlord at least ninety (90) days prior to the expiration of the Term. All references in the Lease to the “Extended Term” shall mean the Extended Term as defined in this Fourth Amendment.

8.    Rent: Commencing on the Final Commencement Date, the Lease is hereby amended to provide that the Base Rent during the Term of this Lease shall be as follows:

Time Period	Monthly Base Rent	Annual Base Rent	Rent/Sf
4/1/06 – 3/31/07	$29,234.63	$350,815.56	$16.65
4/1/07 – 3/31/08	$29,849.17	$358,190.04	$17.00
4/1/08 – 3/31/09	$30,463.71	$365,564.52	$17.35
4/1/09 – 3/31/10	$31,078.25	$372,939.00	$17.70
4/1/10 – 3/31/11	$31,692.79	$380,313.48	$18.05

Base Rent during the Extended Term (as defined in this Fourth Amendment) shall be the lesser of (i) as to the first year of the Extended Term, $387,688.00 per year ($18.40 per square foot), and as to each year thereafter during the Extended Term, the Base Rent shall be increased by $0.35 per Rentable Square Foot per year, or (ii) the then current Fair Market Rental Rate for the Premises. As used herein, “Fair Market Rental Rate” shall mean the average of the annual rental rates then being charged in the market area in comparable buildings for space of comparable size and condition to the space for which the Fair Market Rental Rate is being determined, taking into consideration all relevant factors, including, without limitation, such factors as credit-worthiness of the tenant, the duration of the term, any rental or other concessions granted, whether a broker’s commission or finder’s fee will be paid, responsibility for Operating Expenses, and the tenant improvement allowance, if any, required for an extended term. Landlord and Tenant shall endeavor, in good faith, to agree upon a Fair Market Rental Rate for the Premises during the thirty (30) day period following the receipt by Landlord of Tenant’s notice of exercise of the option to extend (the “Negotiation Period”). In the event Landlord and Tenant are unable to agree) on the Fair Market Rental Rate amount for said Option Term during the Negotiation Period, Landlord and Tenant shall each, at their own cost and expense, within fifteen (15) days of the end of the Negotiation Period hire an independent real estate broker with at least five (5) years of experience in the market to prepare separate studies of the Fair Market Rental Rate then being charged in the market area. Landlord and Tenant shall immediately notify the other of the identity of its broker. The two brokers so hired shall attempt to reach agreement on the Fair Market Rental Rate for comparable buildings within fifteen (15) days after their appointment and any such agreed upon Fair Market Rental Rate shall be the rental rate for the Premises during said Option Term. In the event the two brokers are unable to reach an agreement on the Fair Market Rental Rate, the two brokers shall, within five (5) days of their failure to reach agreement, mutually select an independent third broker with the same qualifications, and each broker, within twenty (20) days after the third broker is selected, shall submit to Landlord and Tenant his or her determination of the then prevailing Fair Market Rental Rate for the Premises. The Fair Market Rental Rate shall be the mean of the two closest rental determinations. Each party shall bear the fees and expenses of the broker it selects and one-half of the fees and expenses of the third broker.

9.    Building Operating Expenses: Section 1.4 of the Original Lease is hereby amended to provided that the Base Year for determining increases in Building Operating Costs shall be the 2006 calendar year.

10.    Condition of Premises: Except for Landlord’s obligation to construct certain Tenant Improvements to Suite 125 (as provided below), Landlord shall have no obligation to make repairs or modifications to the Premises and Tenant accepts the Premises “as is”.

11.    Suite 125 Improvements, Tenant Allowance: Section 2.3 of the Third Amendment (including the Work Letter attached thereto as Exhibit B) is hereby deleted in its entirety and replaced with the following:

Landlord shall construct the “Work” to Suite 125 (“Suite 125 Work”) in accordance with the requirements of Exhibit B attached to this Fourth Amendment and is incorporated herein by reference (“Final Work Letter”). Landlord will provide Tenant an allowance (“Tenant Allowance”) in the sum of eighty eight thousand three hundred eight forty three no/100 dollars ($88,343) for the cost of the Suite 125 Work as described in Final Work Letter. If the cost of the Suite 125 Work exceeds the Tenant Allowance, Tenant shall be solely responsible for such additional costs. Owner and Tenant shall cooperate in coordinating and performing the Suite 125 Work.

12.    Rights of First Refusal, Expansion: Tenant hereby acknowledges that it has leased the entire Building and accordingly all references in the Existing Lease to Tenant’s right of first refusal, expansion or additional space are no longer applicable.

13.    Remaining Terms, Conflicts: Except as expressly provided in this Fourth Amendment, the terms and conditions of the Existing Lease remain unchanged and in full force and effect. Any conflict between the terms and conditions of this Fourth Amendment and the terms and conditions of the Existing Lease shall be controlled by this Fourth Amendment.

14.    Counterparts; Facsimile Signatures. This Fourth Amendment may be executed in any number of counterparts, each of which shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Fourth Amendment by facsimile or other electronic means shall be equally effective as delivery of an executed original of this Fourth Amendment.

IN WITNESS WHEREOF, the Owner and Tenant have executed this Fourth Amendment as of                     , 2006.

LANDLORD:	TENANT:

BRIGHTON INVESTMENTS LLC,	AVAGO TECHNOLOGIES IMAGING (U.S.A.),
an Idaho limited liability company	INC., a Delaware corporation

BY:	BY:
David W. Turnbull

Managing Member	ITS:

EXHIBIT A

Depiction of Exhibit A

Premises

NEW
PREMISES
21,070 RSF.

chicago design network

www.chicagodesignnetwork.com | architecture and allied arts

COLUMBIA BUILDING
6074 N. DISCOVERY WAY
BOISE, IDAHO 83713

NEW LEASED PREMISES

05 1729.01
NTS
5-3-05

LP-2

EXHIBIT B

FINAL WORK LETTER

This Final Work Letter (“Final Work Letter”) is attached to and made a part of that certain Fourth Amendment to Office Lease of even date herewith (the “Fourth Amendment”) between Brighton Investments, LLC (“Landlord”), and Avago Technologies US Inc. (“Tenant”). The Amendment amends that that certain Office Lease between Landlord and Tenant dated as of April. 15, 2000, First Amendment to Office Lease thereto dated as of February 12, 2001, Second Amendment to Office Lease thereto dated as of June 1, 2004, and Third Amendment dated June 4, 2005 (collectively, the “Existing Lease”, which together with the Amendment is referred to herein as the “Lease”) for Premises (as described in the Lease) located in the building (the “Building”) known as 6074 North Discovery Way, Boise, Idaho.

In order to induce Tenant to enter into the Fourth Amendment and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

1.    TERMS; WORK SCHEDULE: The capitalized terms herein shall have the same meanings ascribed to them in the Existing Lease unless otherwise expressly provided herein to the contrary. The provisions of this Final Work Letter are intended to supplement the Fourth Amendment and are specifically subject to the provisions thereof. In the event of any conflict between the provisions of the Fourth Amendment the provisions of this Final Work Letter, the provisions of the Fourth Amendment shall control. A timetable (the “Work Schedule”) for the planning and completion of the installation of the Suite 125 Work (as defined below) to be performed in the Premises is outlined in Sections 2 and 5 below. This Final Work Letter, as supplemented by the Work Schedule, shall be the basis for completing the Suite 125 Work.

2.    PLANS AND SPECIFICATIONS: Tenant shall provide to Landlord all design and engineering plans and specifications that describe the Tenant’s required improvements to Suite 125 (the “Suite 125 Work”). Landlord and Tenant acknowledge that the Suite 125 Work may include improvements to Suite 150.

2.1    Tenant shall deliver to Landlord for review and approval, within fifteen (15) days after the execution of this Fourth Amendment, preliminary space plans and specifications (the “Design Development Documents”) for the Space 125 Work showing in appropriate detail the proposed location of partitions, doors and millwork; door and hardware schedule, electrical communication and lighting plans, and roam finish schedule, and other relevant information for the installation of Tenant’s improvements to the Premises. Approval of the Design Development Documents shall not be unreasonably withheld, qualified, conditioned, or delayed. Landlord shall promptly review the Design Development Documents and notify Tenant in writing of any comments thereon, or proposed revisions thereto. Representatives of both parties shall promptly make themselves available to discuss and resolve any such comments or revisions, and such documents shall promptly be revised by Tenant to incorporate any agreed upon changes.

2.2    Tenant shall deliver to Landlord for pricing of construction costs for construction of the Suite 125 Work, within fifteen (15) days following receipt of the approved Design Development Documents, final design and engineering plans and specifications (the “Construction Documents”) which describe the Suite 125 Work and are based on the approved Design. Development Documents.

2.3    Tenant may, from time to time, submit to Landlord any changes or additions (“Change Order(s)”) to the Construction Documents desired by Tenant, which changes and additions shall be subject to Landlord’s approval, which shall not be unreasonably withheld, qualified, conditioned, or delayed. Such approval shall include Landlord’s written notice to Tenant of changes, if any, to the Work Costs (defined below) and of anticipated delays, if any, to the completion of the Suite 125 Work. Upon such approval, Tenant shall promptly give Landlord notice to proceed or not to proceed with the Change Order. Tenant’s notice to proceed with the Change Order shall be deemed Tenant’s acceptance of any revised Work Costs and specified Tenant Delays and Tenant shall promptly revise the Construction Documents to incorporate such changes or additions.

3.    INFORMATION OF EXISTING BUILDING CONDITION: Landlord shall provide Tenant and/or Tenant’s architect documentation of the proposed Premises space and the Building (in hard copy format and in CADD file format capable of being translated by Tenant or Tenant’s architect), which verify the existing condition Suite 125 and the Building, and building standard information (finishes, details, etc.). Landlord shall provide such information in a timely manner in order for Tenant to complete Design Development Documents and Construction Documents within the Work Schedule.

4.    TENANT IMPROVEMENT ALLOWANCE: Tenant shall be entitled to an allowance (the “Tenant Improvement Allowance”) from Landlord for the cost of the Suite 125 Work in the amount of Eighty Eight Thousand Three Hundred Forty Three and No/100 dollars ($88,343).

5.    WORK COSTS AND CONSTRUCTION SCHEDULE: Upon receipt of Tenant’s Construction Documents, Landlord shall submit the Construction Documents to a minimum of three (3) contractors selected by Landlord and approved by Tenant. The contractors shall be licensed in the state in which the Work is to be performed. Landlord, within fifteen (15) days after receipt of Tenant’s Construction Documents, shall submit the bids of construction costs (the “Work Costs”) and construction time (the “Construction Schedule”) for the Suite 125 Work to Tenant. Tenant shall promptly review the Work Costs and Construction Schedule and notify Landlord of any objection thereto, or proposed revisions to the Construction Documents which reduce the Work Costs and adjust the Construction Schedule. Representatives of all parties shall promptly make themselves available to discuss and resolve any such objections or revisions. Landlord shall then promptly revise the Work Costs and resubmit-the same for Tenant’s approval, such approval not to be unreasonably delayed or withheld. Tenant shall select the contractor (based on the bids submitted by the contractors) and shall authorize commencement of construction upon final approval of Work Costs and Construction Schedule. Additionally, notwithstanding anything to the contrary contained in this Final Work Letter, Tenant’s only obligation to pay any cost of constructing the Suite 125 Work shall be limited to the positive difference, if any, between the final Work Cost approved in writing by Tenant prior to commencement of the Work (as the same may be increased by any Change Orders approved by Tenant) and the Tenant Improvement Allowance, such difference being referred to herein as the “Tenant’s Contribution”.

6.    LANDLORD’S IMPROVEMENT WORK: Within ten (10) days after receipt of Construction Documents and approved Work Costs, selection of the contractor, and procurement of all construction permits and approvals by appropriate governing agencies, Landlord shall proceed with the Suite 125 Work (the “Construction Commencement”) provided for in the Construction Documents, as the same may be modified pursuant hereto. Landlord’s contractor shall carry out all Suite 125 Work under the sole direction of the Landlord and in accordance with the Construction Schedule and the requirements of this Final Work Letter. Any and all modifications of or amendments to the Suite 125 Work (except immaterial field changes that have no cost impact) shall be subject to prior approval by Tenant.

7.    PAYMENT OF WORK COSTS: Upon final approval of the Work Costs as provided in Section 5 above, Tenant shall deliver to Landlord fifty percent (50%) of Tenant’s Contribution, if any, as shown in the final approved Work Costs statement. During the course of construction, Landlord shall promptly pay all Work Costs when due. Within thirty (30) days after Substantial Completion of Premises, Landlord shall provide to Tenant a statement (the “Final Invoice”), with supporting documentation, setting forth the total amount of the Work Costs (as increased or decreased by Change Orders approved by Tenant). If the total Work Costs, which have been previously approved by Tenant pursuant to Section 5 above, exceed the amount of the Tenant Improvement Allowance, Tenant shall pay the balance of Tenant’s Contribution to Landlord within thirty (30) days after receipt of the Final Invoice. If the total Work Costs are less than the amount of the Tenant Improvement Allowance, then Base Rent in Section 3.1 of the Lease will be decreased by amortizing the difference over the remaining Term by using an amortization rate of eight percent (8%). Notwithstanding the foregoing or anything to the contrary in this Final Work Letter, the Work Costs shall not include, (i) the Tenant Improvement Allowance; (ii) premiums or the incremental portion thereof for insurance policies required under the Lease to be procured by Landlord; (iii) costs associated with bonding any contractors, subcontractors or vendors; (iv) charges and expenses for changes to the Construction Documents that have not been approved by Tenant; (v) wages, labor and overhead for over-time and premium time (unless approved in writing by Tenant); (vi) additional costs and expenses incurred by Landlord on account of any contractor’s or subcontractor’s default or construction defects; (vii) principal, interest and fees for construction and permanent financing; (viii) fees or charges for construction management, supervision, profit, overhead or general conditions by Landlord or any third party other than the contractors who are performing for the Work; (ix) costs for which Landlord receives reimbursement from others, including, without limitation, insurers and warrantors (Landlord shall use commercially reasonable efforts to maximize the amount of all reimbursements to which it is entitled); (x) restoration costs in excess of insurance proceeds as a consequence of casualties; (xi) penalties and late charges attributable to Landlord’s failure to pay the Work Costs; (xii) attorneys’, experts’ and other fees and costs in connection with contracts and disputes; and (xiii) costs arising from or in connection with the presence of Hazardous Substances on Suite 125.

7.2    Landlord shall submit to Tenant monthly during the performance of the Suite 125 Work a report setting forth in detail: (i) a computation of the total Work Costs incurred during the prior month (including all requested and approved Change Orders); (ii) the cumulative Work Costs incurred through the end of such month. Such report shall be submitted by the fifteenth (15th) day of each month and shall be accompanied by AIA Document G702, certified by Landlord that all Work Costs due Landlord’s contractor and subcontractors have been duly paid. Work Costs and Tenant’s share (if any) thereof shall be subject to audit, verification, and correction, if necessary, by Tenant and/or its authorized representatives (who shall have access to the relevant portions of the Landlord’s books and records for such purpose) without either party being prejudiced by any payment thereunder.

8.    SUBSTANTIAL COMPLETION: The term “Substantial Completion” or “Substantially Complete(d)” shall mean the date when: (i) all the Suite 125 Work shall have been completed in accordance with the Construction Documents (as modified by Change Orders), except for Punch List items; (ii) Landlord shall have obtained a certificate of occupancy for Suite 125, permitting legal occupancy of the Premises for the Permitted Uses specified in the Lease; and (iii) Landlord shall have delivered to Tenant written certification that the Landlord has met its obligations under clauses (i) and (ii) hereof and a current list of Punch List Items, certified by the Landlord and approved by Tenant (such approval not to be unreasonably withheld). Landlord shall provide Tenant with at least thirty (30) days prior written notice of the date upon which, in Landlord’s judgment, Substantial Completion will occur and shall thereafter keep Tenant informed as to any change in Landlord’s estimate of the date which Substantial Completion will occur.

9.    PUNCH LIST ITEMS: The term “Punch List Items” shall mean details of construction, decoration, and mechanical adjustment which in the aggregate, are minor in character and do not interfere with the tenant’s use or enjoyment of Suite 125 or the appurtenant common Building facilities. Landlord shall cause all Punch List Items, to be completed by the contractor within thirty (30) days after Substantial Completion.

10.    LANDLORD’S WARRANTY: In addition to (and not in lieu of) Landlord’s obligations under the Lease with respect to repairs, Landlord warrants to Tenant that the Suite 125 Work will be free from defects in workmanship and materials for one (1) year alter Substantial Completion, provided, that such warranty shall be two (2) years after Substantial Completion with respect to the roof and the parking lot. Therefore, if Tenant shall reasonably determine that any of the workmanship or material used in the Suite 125 Work is defective, and Tenant shall so notify Landlord in writing within the applicable warranty period that such workmanship or material is defective, Landlord shall cause such defective workmanship or material to be appropriately corrected, repaired, or replaced, without cost or expense to Tenant. Such correction, repair, or replacement shall be performed as promptly as practical and in such manner so as to minimize interference with Tenant’s operation in or about Suite 125, Landlord shall not be liable under this warranty for any defects in the Work about which it receives notice thereof after the applicable warranty period.

11.    INSPECTIONS AND SCHEDULING: Tenant and Tenant’s representatives shall have the right, from time to time, to observe the progress of the Work, to inspect installation of the Work, and to reject any Work not in conformance with the Construction Documents; however, no such observation shall create liability or responsibility on the part of the Tenant with respect to the nature or quality or the Work. Landlord shall be available, and cause its general contractor to be available, to Tenant or its representatives from time to time upon reasonable prior notice when necessary or desirable for the purpose of reviewing the Work. Landlord shall keep Tenant informed as to all material governmental inspections and shall permit Tenant or its representatives to be present thereat. Landlord shall promptly deliver to Tenant all approved revisions to the Construction Schedule.

12.    COMPLIANCE WITH LAWS: Landlord, at its expense, shall obtain all approvals, permits, and other consents required to complete the Suite 125 Work in accordance with the Construction Documents, and shall perform the Suite 125 Work in a good and workmanlike manner using new materials and equipment of good quality, and in accordance with all applicable Laws; and shall maintain for inspection by Tenant copies of all receipts for tax payment, and all approvals, permits, inspection reports, and other governmental consents required of Landlord or Landlord’s contractor or agent.

13.    TENANT’S WORK: All finishing trades or other work (the “Tenant’s Work”) desired by Tenant, if any, not initially or thereafter included in the Suite 125 Work, shall be performed by Tenant, at Tenant’s expense, through contractors selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld or delayed. Landlord and Tenant shall each cause their respective general contractor and/or subcontractors for the Landlord’s Work and Tenant’s Work to cooperate with each other: (i) in facilitating the mutual access to the Premises during the construction of the Suite 125 Work and (ii) in coordinating the timing of the stages of the Landlord’s Work and Tenant’s Work so as to facilitate the completion on a timely basis.

14.    TENANT DELAYS: The term “Tenant Delay” shall mean any actual delay in the Substantial Completion of the Work caused by any one or more of the following delays: (i) delays due to Change Orders requested by Tenant; (ii) delays in submission of Tenant’s Construction Documents or the giving by Tenant of approvals or reasonable disapprovals within the applicable time set forth in this Final Work Letter or the Construction Schedule; (iii) delays due to Tenant’s breach of the Lease; or (iv) delays caused by any of Tenant’s contractors, other than the contractor performing the Work. No Tenant Delay shall be deemed to have occurred unless Landlord gives Tenant prior written notice or written notice within five (5) days of the occurrence, as reasonable under the circumstances, specifying the claimed reasons for such Tenant Delay, and Tenant shall fail to promptly correct or cure such Tenant Delay. There shall be excluded from the number of days of any Tenant Delay the period from the date of any claimed delay to the date on which Landlord’s notice is given to Tenant as well as any days of delay which are primarily caused by any act or omission of Landlord, its agents, or contractors or any of the following events (collectively, “Force Majeure Delays”): labor disputes, fire, unusual delay in transportation, adverse weather conditions not reasonably anticipatable, unavoidable casualties, or any other causes beyond Landlord’s or its contractor’s reasonable control (and other than for financial reasons).

IN WITNESS WHEREOF, the undersigned parties have executed this Final Work Letter concurrently with the Amendment of which it forms a part.

LANDLORD:	TENANT:

BRIGHTON INVESTMENTS LLC,	AVAGO TECHNOLOGIES IMAGING (U.S.A.),
an Idaho limited liability company	INC., a Delaware corporation

By:		By:
	David W.Turnbull Managing Member	Its:

ATTACHMENT 3

CORVALLIS LETTER AGREEMENT

(see attached)

[YOUR LETTERHEAD]

April     , 2006

Avago Technologies Sensor (U.S.A.) Inc.

350 West Trimble Road, Mailstop 90 MG

San Jose, CA 95131

Attn: Ted Kevranian, US Workplace Services Mgr

Re:	Pre-Closing Agreement Regarding Corvallis, Oregon Facility including Alterations to MDF Room, Security Closet, Storage Room and Demarcation Room (“Agreement”)

Ladies and Gentlemen:

This Agreement confirms the agreement and understanding between AVAGO TECHNOLOGIES SENSOR (U.S.A.) INC., a Delaware corporation (“Avago”) and MARVELL SEMICONDUCTOR, INC., a California corporation (“Marvell”) with respect to that certain office building located at 4238 SW Research Way, Corvallis, Oregon (the “Building”).

Simultaneously with the execution hereof, Avago Technologies Limited and certain of its subsidiaries and affiliates (“Seller”) and Marvell Technology Group Ltd. and certain of its subsidiaries and affiliates (“Buyer”) are executing a certain Amendment No. 1 to Purchase and Sale Agreement (“PSA Amendment”), which PSA Amendment amends and modifies in certain respects the Purchase and Sale Agreement dated as of February 17, 2006 by and between Seller and Purchaser (as amended by the PSA Amendment, the “Purchase Agreement”). Pursuant to the PSA Amendment, upon the Closing (as defined in the Purchase Agreement), Marvell and Avago will enter into the Sublease Agreement (the “Sublease”) in form and substance attached to said PSA Amendment with respect to the Building, pursuant to which Sublease Marvell will, among other things, sublease the second floor of the Building (the “Subpremises”) from Avago. It is the intent of Avago and Marvell to enter into this Agreement regardless of when or whether the Sublease becomes effective and binding upon Avago and Marvell. Defined terms used herein and not otherwise defined shall have the meaning ascribed in the Sublease.

Avago currently maintains a server room (“Server Room”) and a Demarcation Room (the “Demarcation Room”) in the Avago Premises, as well as a main distribution frame room (the “MDF Room”), a security closet (“Security Closet”) and a storage room adjacent to the MDF Room (the “Storage Room”) located in the Subpremises. Marvell desires to perform certain alterations to the MDF Room, Security Closet and the Storage Room as more specifically described on Exhibit A attached hereto (the “Marvell Alterations”) prior to the Closing in order to facilitate its commencement of operations at the Subpremises as soon as practicable following the Commencement Date.

1

Subject to the terms and provisions of the Sublease, Master Lease, any requirements of the Master Lessor as a condition to consenting to the Marvell Alterations, and applicable laws, all of which are and shall be Marvell’s sole obligation to comply with at its sole cost and expense, Avago hereby agrees and consents to Marvell performing and constructing the Marvell Alterations, at Marvell’s sole cost and expense, and on such schedule as Marvell deems appropriate (but consistent with the terms of this Agreement). Avago hereby agrees to reasonably cooperate to assist Marvell, at Marvell’s sole cost and expense, in facilitating its permitting for the Marvell Alterations (including seeking the consent of the Master Lessor to the Marvell Alterations, if required depending on the nature and cost of the alterations to be performed), and to allow Marvell reasonable access to the Avago Premises, the MDF Room, the Security Closet and the Storage Room, as necessary, to construct the Marvell Alterations. Additionally, to enable Marvell to perform the Marvell Alterations, Avago hereby agrees that it shall perform certain work in the Server Room, MDF Room, Security Closet and Demarcation Room as more specifically described on Exhibit B attached hereto (the “Avago Work”). Avago further agrees that is shall commence, diligently prosecute and use commercially reasonable efforts to prosecute the Avago Work to completion no later than the later of (i) April 24, 2006, and (ii) the date that is seven (7) days prior to the Closing (except as otherwise provided on Exhibit B hereto); provided, however that the installation of a port for the DS3 line shall be completed no later than the later of (i) April 7, 2006, and (ii) the date that is fourteen (14) days prior to the Closing.

Marvell agrees that it will perform and construct the Marvell Alterations in compliance with all applicable laws, the Sublease, Master Lease and any other requirements of the Master Lessor in connection therewith. Marvell hereby agrees that in the event that the Closing does not occur, then Marvell shall, at Avago’s election, either remove the Marvell Alterations and restore the MDF Room, the Security Closet and Storage Room (and any other portion of the Subpremises affected by the Marvell Alterations) to their condition immediately prior to the construction of the Marvell Alterations, or reimburse Avago for the actual costs incurred by Avago to conduct such removal and restoration; provided, however that Marvell shall not have any such removal, restoration or reimbursement obligations if the failure of Seller Parent or Seller to satisfy the condition set forth in Section 7.3(b) of the Purchase Agreement has been the cause of, or resulted in, the failure of the Closing to occur. In the event that Marvell is obligated to remove the Marvell Alterations and restore the MDF Room, the Security Closet and Storage Room (and any other portion of the Subpremises affected by the Marvell Alterations) pursuant to the foregoing, Marvell shall also comply with any and all other requirements or obligations of the Sublease, Master Lease and of the Master Lessor with respect thereto. The parties hereto expressly acknowledge and agree that no failure or either party hereto to perform its obligations hereunder shall give rise to a right of the other party to delay the Closing.

Without limiting the scope and inclusiveness of the foregoing, as a condition to Marvell’s or Marvell’s contractors’ or agents’ entry upon the Building or Subpremises and to Avago’s agreements set forth herein, (a) Marvell shall obtain and deliver to Avago certificates of insurance required pursuant to the Sublease (as though the Sublease were in effect), including without limitation builders’ risk, commercial liability and property damage insurance, or otherwise specified by Master Lessor in connection with its consent to the Marvell Alterations and (b) Marvell hereby agrees to indemnify and hold harmless Avago in accordance with first paragraph of Section 8 of the Sublease which is deemed incorporated herein by reference for this purpose.

2

This Agreement incorporates the final and complete agreement between the parties with respect to Marvell’s rights to access to, entry upon and alteration of the Subpremises prior to the Closing and this Agreement may only be modified by written amendment signed by authorized officers of both Avago and Marvell.

To confirm your agreement with the foregoing, please sign and return to the undersigned the enclosed copy of this letter.

Sincerely,

MARVELL SEMICONDUCTOR, INC., a California corporation

By:

Name:

Title:

3

CONFIRMED AND AGREED THIS TH DAY OF APRIL 2006:

AVAGO TECHNOLOGIES SENSOR (U.S.A.) INC., a Delaware corporation

By:

Name:

Title:

4

Exhibit A

Marvell Alterations

-    Install 5-ton air conditioner in Storage Room

-    Install networking racks in Storage Room

-    Install Security equipment in Security Closet

Exhibit B

Avago Work

-    Remove all cabling associated with the Avago Premises from the MDF Room; however Avago is to leave one (1) line in place for Marvell’s connectivety to the Willamette Conference Rooms on the first floor. Avago is to leave all racks in place in the MDF Room, which Marvell will replace at net cost.

-    Remove all telephone equipment associated with Avago space on the first floor from MDF Room.

-    Remove security equipment from Security Closet. This is to be coordinated with Marvell the weekend prior to Closing.

-    Make a port available for Marvell’s DS3 circuit in the Demarcation Room.

ATTACHMENT 4

HP LICENSE AGREEMENT

(see attached)

FORM PATENT AND TECHNOLOGY LICENSE AGREEMENT

This Patent and Technology License Agreement (this “Agreement”) is effective as of                     ,         200     (the “Effective Date”), between Hewlett-Packard Company, a Delaware corporation, having its principal offices at 3000 Hanover Street, Palo Alto, California 94304 (“HP”) and             , a              corporation (“Licensee”), having its principal offices at                     .

WHEREAS, pursuant to the creation of Agilent Technologies, Inc., a Delaware corporation (“Agilent”), HP licensed Agilent certain patents and technologies (the “HP Patents and Technologies”) effective November 1, 1999 (the underlying agreements, the “HP-Agilent Separation Agreements”);

WHEREAS, the HP-Agilent Separation Agreements provided that sublicenses to the HP Patents and Technologies could be sublicensed pursuant to the sale of certain businesses, but did not provide for further sublicenses should the purchasers of such businesses desire to further sell any of such businesses;

WHEREAS, pursuant a certain Asset Purchase Agreement dated December 1, 2005, Agilent sold its semiconductor business to Avago Technologies Ltd., a Singaporean company (“Avago Technologies”), and Avago Technologies General IP (Singapore) Pte. Ltd. (Company Registration No. 200512430D), also a Singaporean company (“Avago General IP) (Avago Technologies, Avago General IP and their respective Subsidiaries (as defined below), collectively, “Avago”);

WHEREAS, Avago now desires to sell its              business (the “Business”) to Licensee and Licensee desires to license the HP Patents and Technologies for use in the Business.

NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:

DEFINITIONS

For the purpose of this Agreement the following capitalized terms are defined in this Section 0 and shall have the meaning specified herein:

A.     “Capture Period” means the period ending on October 31, 2004.

B.     “Copyrights” mean (i) any copyright in any original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C. Section 101 et. seq., whether registered or unregistered, including any applications for registration thereof, (ii) any corresponding foreign copyrights under the laws of any jurisdiction, in each case, whether registered or unregistered, and any applications for registration thereof and (iii) moral rights under the laws of any jurisdiction.

C.     “Database Rights” means any rights in databases under the laws of the United States or any other jurisdiction, whether registered or unregistered, and any applications for registration thereof.

D.     “HP Restricted Product” means a product manufactured by Licensee on behalf of HP using HP Restricted Technology in whole or part.

E.     “HP Restricted Technology” means Technology owned by HP that is listed or described in attachments to that certain ICBD Technology Ownership and License Agreement, the (“ICBD-TOLA”) between HP and Agilent Technologies, Inc. effective November 1, 1999

F.     “HP Technology” means either HP Restricted Technology or HP Unrestricted Technology, or both, as the context requires, that is delivered by Avago to Licensee as part of Avago’s sale of the Business.

G.     “HP Unrestricted Technology” means Technology owned by HP that is not listed or described as “HP Restricted Technology” in the HP Technology Database in the ICBD-TOLA.

H.     “Improvements” to Technology means (i) with respect to Copyrights, any modifications, derivative works, and translations of works of authorship, (ii) with respect to Database Rights, any database that is created by extraction or re-utilization of another database, and (iii) with respect to Mask Work Rights, trade secrets and other intellectual property rights included within the definition of Technology and not covered by Sections H(i) and (ii) above, any improvements of the Technology. For the purposes of clarification, an item of Technology will be deemed to be an Improvement of an item of HP Technology only if it is actually derived from such other item of HP Technology and not merely because it may have the same or similar functionality or use as such other item of HP Technology.

I.     “Licensed Patents” means, with respect to a party:

1.	every Non-Design Patent to the extent entitled to a First Effective Filing Date prior to the expiration of the Capture Period, provided that, at any time after the First Effective Filing Date of any such Non-Design Patent and prior to the expiration of the Capture Period, the party (or any Subsidiary of the party):

(i)    has ownership or control of any such Non-Design Patent, or

(ii)    otherwise has the right under such Non-Design Patent to grant any licenses of the type and on the terms herein granted by the party without the obligation to pay royalties or other consideration to Third Parties; and

2.	applications for the foregoing Non-Design Patents described in Section 1, including without limitation any continuations, continuations-in-part, divisions and substitutions; but

3.	excluding from any Non-Design Patent or Non-Design Patent application described in Sections 1 and 2 any claim (i) directed to subject matter that does not appear in any Patent application having a First Effective Filing Date prior to the expiration of the Capture Period and (ii) of which neither the party nor any person having a legal duty to assign his/her interest therein to the party is entitled to be named as an inventor.

J.     “Licensed Products” means the products, services and processes of the Business that are commercially released or for which substantial steps have been taken to commercialization as of the Effective Date and for new versions that have merely minor incremental differences from such products, services and processes.

K.     “Mask Work Rights” means:    (i) any rights in mask works, as defined in 17 U.S.C. Section 901, whether registered or unregistered, including applications for registration thereof; and (ii) any foreign rights in semiconductor topologies under the laws of any jurisdiction, whether registered or unregistered, including applications for registration thereof.

L.     “Non-Design Patents” means Patents except for design patents and design registrations.

M.     “Patents” means patents, utility models, design patents, design registrations, certificates of invention and other governmental grants for the protection of inventions or industrial designs anywhere in the world and all reissues, renewals, re-examinations and extensions of any of the foregoing.

N.     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof.

O.     To “Sell” a product means to sell, transfer, lease, or otherwise dispose of a product. “Sale” and “Sold” have the corollary meanings ascribed thereto.

P.     “Subsidiary” means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body. For example, if HP owns seventy percent (70%) of the stock of another corporation, and that corporation owns sixty percent (60%) of the equity interest of a limited liability company, then that corporation is a Subsidiary of HP but that limited liability company is not. However, if such corporation owns ninety percent (90%) of the equity interest of a limited liability company, then that limited liability company is a Subsidiary of HP.

Q.     “Technology” means semiconductor topologies, cell libraries, cores or other similar elements, logic modules, technological models, algorithms, manufacturing processes, design processes, behavioral models, logic diagrams, schematics, test vectors, know-how, computer and electronic data processing and other apparatus programs and software (object code and source code), optical, hydraulic and fluidic apparatus and processes, medical chemical, biochemical, biological, macro-molecular and genetic compounds, processes, cell lines, detection and analytical devices, databases and documentation thereof, trade secrets, technical information, specifications, drawings, records, documentation, works of authorship or other creative works, websites, ideas, knowledge, data or the like. The term Technology includes Copyrights, Database Rights, Mask Work Rights, trade secrets and any other intellectual property right, but expressly does not include any trademark, trade name, trade dress or service mark, or applications for registration thereof or any Patents.

R.     “Third Party” means a Person other than HP and its Subsidiaries and Licensee and its Subsidiaries.

II.	PATENT LICENSES

A.     License Grant. Each party grants (and agrees to cause its appropriate Subsidiaries to grant) to the other party, under the party’s Licensed Patents, a personal, irrevocable, nonexclusive, worldwide, fully-paid, royalty-free and non-transferable (except as set forth in Section X.I) license to make (including the right to practice methods, processes and procedures), have made, use, lease, sell, offer for sale and import Licensed Products.

B.     Sublicense Rights. Each party may grant sublicenses to its Subsidiaries within the scope of its respective license hereunder (with no right to grant further sublicenses other than, in the case of a sublicensed Subsidiary, to another Subsidiary of such party). Any such sublicense may be made effective retroactively, but not prior to the sublicensee becoming a Subsidiary of such party.

C.     Duration.

1.	All licenses granted herein with respect to each Patent shall expire upon the expiration of the term of such Patent; provided, however, that licenses for Patents falling within Section I.I.1(ii) shall expire upon the expiration of the term of the grantor’s license under such Patent.

2.	All sublicenses granted pursuant to this Agreement to a particular Subsidiary of a party hereto shall terminate the date that, in the case of a Subsidiary of a party, the Subsidiary ceases to be a Subsidiary of such party. The licenses granted to such other party hereunder with respect to Patents and Patent applications of such Subsidiary with a First Effective Filing Date prior to the date of such cessation shall remain in effect notwithstanding such cessation.

III.	HP RESTRICTED TECHNOLOGY LICENSE

A.     License to HP Restricted Technology. HP grants (and agrees to cause its appropriate Subsidiaries to grant) to Licensee the following personal, irrevocable, nonexclusive, worldwide, fully paid, royalty-free and non-transferable (except as specified in Section X.I) licenses:

1.	under its and their Copyrights in and to the HP Restricted Technology, (A) to reproduce and have reproduced the works of authorship included in the HP Restricted Technology and Improvements prepared for HP, in whole or in part, as part of HP Restricted Products or any other products that Licensee provides to HP or to Subsidiaries of HP, (B) to prepare Improvements or have Improvements prepared for HP based upon the works of authorship included in the HP Restricted Technology in order to create HP Restricted Products or any other products that Licensee provides to HP or to Subsidiaries of HP, (C) to distribute (by any means and using any technology, whether now known or unknown, including without limitation electronic transmission) copies of the works of authorship included in the HP Restricted Technology and Improvements thereof prepared for HP to HP and such Subsidiaries of HP and Third Parties as HP may designate in writing to Licensee from time to time, by sale or other transfer of ownership or by rental, lease or lending, as part of HP Restricted Products or any other products that Licensee provides to HP or to Subsidiaries of HP, and (D) to perform (by any means and using any technology, whether now known or unknown, including without limitation electronic transmission) and display the works of authorship included in the HP Restricted Technology and Improvements thereof prepared for HP, as part of HP Restricted Products or any other products that Licensee provides to HP or to Subsidiaries of HP;

2.	under its and their Database Rights in and to the HP Restricted Technology, to extract data from the databases included in the HP Restricted Technology and to re-utilize such data to design, develop, manufacture and have manufactured HP Restricted Products for HP or any other products that Licensee provides to HP or to Subsidiaries of HP and to Sell such HP Restricted Products and such other products that incorporate such data, databases and Improvements thereof prepared for HP to HP and such Subsidiaries of HP and Third Parties as HP may designate in writing to Licensee from time to time;

3.	under its and their Mask Work Rights in and to the HP Restricted Technology, (A) to reproduce and have reproduced mask works and semiconductor topologies included in the HP Restricted Technology and embodied in HP Restricted Products (or any other products that Licensee provides to HP or to Subsidiaries of HP) by optical, electronic or any other means, (B) to import or distribute a product in which any such mask work or semiconductor topology is embodied to HP and such Subsidiaries of HP and Third Parties as HP may designate in writing to Licensee from time to time, and (C) to induce or knowingly to cause another Person to do any of the acts described in Sections 3(A) and (B) solely on behalf of HP; and

4.

under its and their trade secrets and other intellectual property rights in and to the HP Restricted Technology, to use the HP Restricted Technology and Improvements thereof prepared for HP to design, develop, manufacture and have manufactured HP Restricted Products or any other products that Licensee provides to HP or to Subsidiaries of HP and to Sell such HP Restricted Products and such other products to HP and such Subsidiaries of HP and Third Parties as HP may designate in writing to Licensee from time to time.

B.     Restrictions. Without limiting the generality of the foregoing licenses granted in Section A,

1.	with respect to cores or other similar elements included within the HP Restricted Technology, such licenses include the right to synthesize, simulate, design, verify, monitor, analyze, compile, incorporate, embed and integrate the cores or other similar elements and Improvements thereof made for HP to design, develop, manufacture and have manufactured HP Restricted Products or any other products that Licensee provides to HP or to Subsidiaries of HP, and to Sell any HP Restricted Products and such other products to HP and such Subsidiaries of HP and Third Parties as HP may designate in writing to Licensee from time to time;

2.	with respect to software included within the HP Restricted Technology, such licenses include the right to use, modify, and reproduce such software and Improvements thereof made for HP to create HP Restricted Products or any other products that Licensee provides to HP or to Subsidiaries of HP, in source code and object code form, and to Sell such software and Improvements thereof made for HP, in source code and object code form, as part of HP Restricted Products and other products to HP and such Subsidiaries of HP and Third Parties as HP may designate in writing to Licensee from time to time; and

3.	the foregoing licenses include the right to have contract manufacturers and foundries including, but not limited to, Chartered Silicon Partners, Ltd. and Chartered Silicon Manufacturing, manufacture HP Restricted Products or any other products for HP.

C.     Sublicenses. Licensee may grant sublicenses (with no further right to sublicense) to its Subsidiaries within the scope of the license granted under Section A for so long as, in the case of Subsidiaries, they remain its Subsidiaries. Any such sublicense may be made effective retroactively, but not prior to the sublicensee’s becoming a Subsidiary.

D.     Duration. The license restrictions set forth in this Section 3.4 shall continue only for so long as the applicable use restriction periods apply under the ICBD-TOLA, and after November 1, 2009, shall expire and the limitations on the use of the HP Restricted Technology shall not apply thereafter, but the licenses shall otherwise continue as set forth above, but without the limitations as to use only for HP.

IV.	HP UNRESTRICTED TECHNOLOGY

A.     License to HP Unrestricted Technology with respect to Licensed Products. Subject to Section B.44, HP grants (and agrees to cause its appropriate Subsidiaries to grant) to Licensee the following personal, irrevocable, nonexclusive, worldwide, fully paid, royalty-free and non-transferable (except as specified in Section X.I) licenses:

1.	under its and their Copyrights in and to the HP Unrestricted Technology, (A) to reproduce and have reproduced the works of authorship included in the HP Unrestricted Technology and Improvements thereof prepared by or for Licensee, in whole or in part, as part of Licensed Products, (B) to prepare Improvements or have Improvements prepared for it based upon the works of authorship included in the HP Unrestricted Technology in order to create Licensed Products, (C) to distribute (by any means and using any technology, whether now known or unknown, including without limitation electronic transmission) copies of the works of authorship included in the HP Unrestricted Technology and Improvements thereof prepared by or for Licensee to the public by sale or other transfer of ownership or by rental, lease or lending, as part of Licensed Products, and (D) to perform (by any means and using any technology, whether now known or unknown, including without limitation electronic transmission) and display the works of authorship included in the HP Unrestricted Technology and Improvements thereof prepared by or for Licensee, as part of Licensed Products;

2.	under its and their Database Rights in and to the HP Unrestricted Technology, to extract data from the databases included in the HP Unrestricted Technology and to re-utilize such data to design, develop, manufacture and have manufactured Licensed Products and to Sell such Licensed Products that incorporate such data, databases and Improvements thereof prepared by or for Licensee;

3.	under its and their Mask Work Rights in and to the HP Unrestricted Technology, (A) to reproduce and have reproduced mask works and semiconductor topologies included in the HP Unrestricted Technology and embodied in Licensed Products by optical, electronic or any other means, (B) to import or distribute a product in which any such mask work or semiconductor topology is embodied, and (C) to induce or knowingly to cause another Person to do any of the acts described in Sections 3(A) and (B); and

(iv) under its and their trade secrets and other intellectual property rights in and to the HP Unrestricted Technology, to use the HP Unrestricted Technology and Improvements thereof prepared by or for Licensee to design, develop, manufacture and have manufactured Licensed Products and to Sell such Licensed Products.

B.     Restrictions. Without limiting the generality of the foregoing licenses granted in Section A,

1.	with respect to cores or other similar elements included within the HP Unrestricted Technology, such licenses include the right to synthesize, simulate, design, verify, monitor, analyze, compile, incorporate, embed and integrate the cores or other similar elements and Improvements thereof made by or for Licensee to design, develop and manufacture Licensed Products, and to Sell Licensed Products worldwide;

2.	with respect to software included within the HP Unrestricted Technology, such licenses include the right to use, modify, and reproduce such software and Improvements thereof made by or for Licensee to create Licensed Products, in source code and object code form, and to Sell such software and Improvements thereof made by or for Licensee, in source code and object code form, as part of Licensed Products; and

3.	the foregoing licenses include the right to have contract manufacturers and foundries manufacture Licensed Products for Licensee.

4.	Licensee agrees that, other than HP Restricted Products for Sale to HP (or its Subsidiaries or Third Parties designated in writing by HP), Licensee and its sublicensees will not use the HP Unrestricted Technology to design, develop, make, have made, import, offer for Sale or Sell products in the fields of use prohibited under the ICBD-TOLA. The foregoing limitations shall terminate November 1, 2009. The foregoing restrictions in this Section 4.2.4 shall not restrict Licensee or its Subsidiaries from continuing to design, develop, make, have made, import, offer for Sale or Sell any Licensed Products that are being shipped by Licensee or its Subsidiaries as of the Effective Date in volumes comparable to (or less than) the volumes in which they are shipped as of the Effective Date.

C.     Sublicenses. Licensee may grant sublicenses within the scope of the licenses granted under Sections A and B as follows:

1.	Licensee may grant sublicenses to its Subsidiaries for so long as they remain its Subsidiaries, with no right to grant further sublicenses other than, in the case of a sublicensed Subsidiary, to another Subsidiary of such party, and as described in Section 3; provided that any such sublicense may be made effective retroactively but not prior to the sublicensee’s becoming a Subsidiary;

2.	Licensee may grant sublicenses with respect to Licensed Products in the form of software, in object code and source code form, to its distributors, resellers, OEM customers, VAR customers, VAD customers, systems integrators and other channels of distribution and to its end user customers; and

3.	The licenses granted above to the HP Unrestricted Technology shall continue in perpetuity (or, in the case of Copyrights, Database Rights and Mask Work Rights, until the expiration of the term thereof).

D.     Subsidiaries. A sublicense to a particular Subsidiary of a party hereto granted pursuant to Sections C.1 or C.2 shall terminate upon the date that, in the case of a Subsidiary of a party, such Subsidiary ceases to be a Subsidiary of such party.

V.	OWNERSHIP AND OTHER INTELLECTUAL PROPERTY TERMS

A.     By HP. The parties hereby agree and confirm that, as between the parties, HP retains for itself all right, title and interest, including all intellectual property rights, in and to HP’s Licensed Patents, HP Restricted Technology and HP Unrestricted Technology (except for any licenses expressly granted in Sections II, III and IV respectively) and that no transfer or assignment of ownership rights is intended by the parties.

B.     By Licensee. The parties hereby agree and confirm that, as between the parties, Licensee hereby retains all right, title and interest, including all intellectual property rights, in and to Licensee’s Licensed Patents, and any Improvements to HP Technology made by or for Licensee in the exercise of the licenses granted to it hereunder, subject only to the ownership of HP in the underlying HP Technology and any license expressly granted in Sections II, III and IV. Unless otherwise agreed by the parties in writing, Licensee has no obligation to disclose or license to HP any Improvements to the HP Technology made by or for Licensee.

C.     Have Made Rights. Each party understands and acknowledges that the “have made” rights granted to it in Sections II.A, III.A or IV.A, as applicable, and the sublicenses of such “have made” rights granted pursuant to Sections II.B, III.C or IV.C, as applicable, are intended to cover only the products of such party, its Subsidiaries (including private label or OEM versions of such products), and are not intended to cover foundry or contract manufacturing activities that such party may undertake through Third Parties for Third Parties.

VI.	CONFIDENTIALITY

A.     The terms of the Confidential Disclosure Agreement dated                      between the parties shall apply to any Confidential Information (as defined therein) which is the subject matter of this Agreement, a copy of which is attached as Schedule 1 hereto.

B.     Each party agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and that neither party will disclose such terms or conditions to any Third Party without the prior written consent of the other party; provided, however, that each party may disclose such terms and conditions:

1.	In confidence, to legal counsel of the parties, accountants, and other professional advisors;

2.	In confidence, to banks, investors and other financing sources and their advisors;

3.	In connection with the enforcement of this Agreement or rights under this Agreement; or

4.	In confidence, in connection with an actual or prospective merger or acquisition or similar transaction.

VII.	TERMINATION

A.     Voluntary Termination. By written notice to the other party, each party may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder by such other party. Such notice shall specify the effective date of such termination and shall clearly specify any affected Technology, product or service.

B.     Survival. Any voluntary termination of licenses and rights of a party under Section 6.1 shall not affect such party’s licenses and rights with respect to any licensed product made or service furnished prior to such termination, and shall not affect the licenses and rights granted to the other party hereunder.

C.     No Other Termination. Each party acknowledges and agrees that its remedy for breach by the other party of the licenses granted to it hereunder or of any other provision hereof shall be, subject to the requirements of Section VIII, to bring a claim to recover damages subject to the limits set forth in this Agreement and to seek any other appropriate equitable relief, other than termination of the licenses granted by it in this Agreement.

VIII.	DISPUTE RESOLUTION

A.     Negotiation. The parties shall make a good faith attempt to resolve any dispute or claim arising out of or related to this Agreement through negotiation. Within thirty (30) days after notice of a dispute or claim is given by either party to the other party, the parties’ first tier negotiating teams (as determined by each party’s Director of Intellectual Property or his or her delegate) shall meet and make a good faith attempt to resolve such dispute or claim and shall continue to negotiate in good faith in an effort to resolve the dispute or claim or renegotiate the applicable section or provision without the necessity of any formal proceedings. If the first tier negotiating teams are unable to agree within thirty (30) days of their first meeting, then the parties’ second tier negotiating teams (as determined by each party’s Director of Intellectual Property or his or her delegate) shall meet within thirty (30) days after the end of the first thirty (30) day negotiating period to attempt to resolve the matter. During the course of negotiations under this Section A, all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating teams but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

B.     Nonbinding Mediation. In the event that any dispute or claim arising out of or related to this Agreement is not settled by the parties within fifteen (15) days after the first meeting of the second tier negotiating teams under Section A, the parties will attempt in good faith to resolve such dispute or claim by nonbinding mediation in accordance with the American

Arbitration Association Commercial Mediation Rules. The mediation shall be held within thirty (30) days of the end of such fifteen (15) day negotiation period of the second tier negotiating teams. Except as provided below in Section C, no litigation for the resolution of such dispute may be commenced until the parties try in good faith to settle the dispute by such mediation in accordance with such rules and either party has concluded in good faith that amicable resolution through continued mediation of the matter does not appear likely. The costs of mediation shall be shared equally by the parties to the mediation. Any settlement reached by mediation shall be recorded in writing, signed by the parties, and shall be binding on them.

C.     Proceedings. Nothing herein, however, shall prohibit either party from initiating litigation or other judicial or administrative proceedings if such party would be substantially harmed by a failure to act during the time that such good faith efforts are being made to resolve the dispute or claim through negotiation or mediation. In the event that litigation is commenced under this Section C, the parties agree to continue to attempt to resolve any dispute or claim according to the terms of Sections A and B during the course of such litigation proceedings under this Section C.

IX.	LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES OR AFFILIATED COMPANIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES OR AFFILIATED COMPANIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT DAMAGES FOR INFRINGEMENT AVAILABLE TO EITHER PARTY UNDER APPLICABLE LAW IN THE EVENT OF BREACH BY THE OTHER PARTY OF SECTIONS II.A, III.A OR IV.A; PROVIDED FURTHER THAT THE EXCLUSION OF PUNITIVE DAMAGES SHALL APPLY IN ANY EVENT.

X.	MISCELLANEOUS PROVISIONS

A.     Disclaimer. EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL PATENTS OR TECHNOLOGY AND ANY OTHER INFORMATION OR MATERIALS LICENSED OR PROVIDED HEREUNDER IS LICENSED OR PROVIDED ON AN “AS IS” BASIS, AND THAT NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES OR AFFILIATED COMPANIES MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT THERETO, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT. Without limiting the generality of the foregoing, neither party nor any of its Subsidiaries makes any warranty or representation that any manufacture, use, importation, offer for sale or sale of any product or service will be free from infringement of any Patent or other intellectual property right of any Third Party.

B.     No Implied Licenses. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to the Licensed Patents, and the HP Technology. Neither party is required hereunder to furnish or disclose to the other any technical or other information (including copies of the HP Technology), except as specifically provided herein.

C.     Infringement Suits. Neither party shall have any obligation hereunder to institute any action or suit against Third Parties for infringement of any Copyrights, Database Rights or Mask Work Rights or misappropriation of any trade secret rights in or to any Licensed Patents or Technology licensed to the other party hereunder, or to defend any action or suit brought by a Third Party which challenges or concerns the validity of any of such rights or which claims that any Technology licensed to the other party hereunder infringes any Patent, Copyright, Database Right, Mask Work Right or other intellectual property right of any Third Party or constitutes a misappropriated trade secret of any Third Party. Licensee shall not have any right to institute any action or suit against Third Parties for infringement of any of the Copyrights, Database Rights or Mask Work Rights in or to the HP Technology.

D.     No Other Obligations. NEITHER PARTY ASSUMES ANY RESPONSIBILITIES OR OBLIGATIONS WHATSOEVER, OTHER THAN THE RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR A SEPARATE WRITTEN AGREEMENT BETWEEN THE PARTIES. Without limiting the generality of the foregoing, neither party or any of its Subsidiaries is obligated to provide any technical assistance hereunder.

E.     Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. This Agreement shall prevail in the event of any conflicting terms or legends which may appear on any portion of the HP Technology.

F.     Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

G.     Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

H.     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), by registered or certified mail (postage prepaid, return receipt requested) or by e-mail with receipt confirmed by return e-mail to the respective parties as follows:

if to HP:

Hewlett Packard Company

3000 Hanover Street

Palo Alto, CA 94304

Attention: Vice President, Deputy General Counsel, Intellectual Property

Telecopy: (650)

if to Licensee:

Attention:
Telecopy:

or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by e-mail, telecopy or by air courier shall be deemed effective on the first Business Day following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the third Business Day following the day on which such notice or communication was mailed. As used in this Section H, “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions located in the State of California are authorized or obligated by law or executive order to close.

I.     Nonassignability. Neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other party’s prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Notwithstanding the foregoing, each party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to a Person that succeeds to all or substantially all of the business or assets of such party. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

J.     Severability. If any term or other provision of this Agreement is determined by a nonappealable decision of a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

K.     Failure or Indulgence not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

L.     Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

M.     Counterparts. This Agreement may be executed in two or more counterparts, all of which, taken together, shall be considered to be one and the same instrument.

WHEREFORE, the parties have signed this Patent and Technology License Agreement effective as of the date first set forth above.

HEWLETT-PACKARD COMPANY	LICENSEE

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE 1

LICENSEE CONFIDENTIAL DISCLOSURE AGREEMENT

[HP to add its standard form CDA]